Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Exhibit 10.25

EXECUTION VERSION

REINSURANCE AGREEMENT

(Purple Re Ltd. Series 2024-1 Class A Principal At-Risk Variable Rate Notes)

by and between

PURPLE RE LTD.

(the “Reinsurer”)

and

SLIDE INSURANCE COMPANY, individually and on behalf of any additional affiliates that now or in the future underwrite business covered by this Agreement (collectively, the “Ceding Insurer”)

Effective as of April 9, 2024

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

i

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(continued)

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(continued)

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(continued)

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Extension Notice
Exhibit B	Form of Extension Reduced Interest Certificate
Exhibit C	Form of Extension Period Termination Notice
Exhibit D	Form of Proof of Loss Claim
Exhibit E	Form of Early Termination Notice
Exhibit F	Form of Supplemental Premium Certificate
Exhibit G	Form of Reset Failure Notice
Exhibit H	Form of Approval of Replacement Reset Agent
Exhibit I	Form of Reinsurance Trust Agreement
Exhibit J	Form of Ceding Insurer Default Notice
Exhibit K	Form of Event Notice
Exhibit L	Form of Reduced Interest Event Certificate
Exhibit M	Form of True-Up Interest Amount Certificate
Exhibit N	Form of Claims Reviewer Failure Notice
Exhibit O	Form of Approval of Replacement Claims Reviewer
Exhibit P	Form of Manager Failure Notice
Exhibit Q	Form of Approval of Replacement Manager
Exhibit R	Form of Claims Reviewer Agreement
Exhibit S	Form of Loss Reserve Specialist Agreement
Exhibit T	Form of Variable Reset Notice
Exhibit U	Form of Substitute Reset Notice
Exhibit V	Form of Optional Termination Notice

Attachment 1	Nuclear Incident Exclusion Clause – Physical Damage – Reinsurance – U.S.A.
Attachment 2	Pools, Associations & Syndicates Exclusion Clause (Catastrophe)
Attachment 3	Terrorism Exclusion (Property Treaty Reinsurance) - N.M.A. 2930c
Attachment 4	Limited Communicable Disease Exclusion No. 2 (Property Treaty Reinsurance)

v

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

REINSURANCE AGREEMENT

(Purple Re Ltd. Series 2024-1 Class A Principal At-Risk Variable Rate Notes)

This REINSURANCE AGREEMENT (this “Reinsurance Agreement”), effective as of April 9, 2024, is entered into by and between PURPLE RE LTD., a Bermuda exempted company limited by shares and registered as a special purpose insurer under the Insurance Act 1978 of Bermuda and related rules and regulations, each as amended (the “Reinsurer”), and Slide Insurance Company (“SIC”), individually and on behalf of any additional affiliates of SIC that now or in the future underwrite business covered by this Reinsurance Agreement (collectively, the “Ceding Insurer”).

W I T N E S S E T H:

The Reinsurer hereby reinsures the Ceding Insurer to the extent and on the terms and conditions and subject to the exceptions, exclusions and limitations hereinafter set forth in this Reinsurance Agreement.

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. All capitalized terms in this Reinsurance Agreement shall have the meaning set forth in this Article I. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Indenture.

“30-Day Amount” means, if elected by the Ceding Insurer on the date of any Proof of Loss Claim, the amount of Loss Reserves that are estimated by the Ceding Insurer to become Paid Losses within thirty (30) calendar days following such date; provided, that the 30-Day Amount may not exceed the lower of (i) 100% of the Ceding Insurer’s Loss Reserves as of such date and (ii) 80% of the Ceding Insurer’s Paid Losses for the immediately preceding 60-day period.

“30-Day Reimbursement Amount” has the meaning set forth in the definition of “Loss Payment Amount.”

“Actual Growth Factor” means, for any Covered Event, the ratio of the Average Annual Loss of the Subject Business exposed to Losses from Named Storms in the Covered Area as of the last day of the month immediately preceding the Date of Loss of such Covered Event, to the Average Annual Loss of (i) the Initial Data for Covered Events occurring in the first Annual Risk Period and (ii) the applicable Updated Data for Covered Events occurring in the second Annual Risk Period or the third Annual Risk Period.

“Actual Reduced Interest Event Amount” means, for purposes of the calculation of the True-Up Interest Amount, for a Covered Event, as of any Payment Date, an amount equal to (a) the product of (i) the Ultimate Net Loss (calculated based on Paid Losses and, if applicable, any Loss Reserves), which Ultimate Net Loss, if less than the Attachment Level, will be deemed to be an amount equal to the Attachment Level and, if greater than the Exhaustion Level, will be deemed to be an amount equal to the Exhaustion Level, as set forth in the applicable Notice of Loss Payment Amount from the Claims Reviewer, with such Loss Reserves having been reviewed

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

by the Loss Reserve Specialist, minus the Attachment Level for the applicable Annual Risk Period and (ii) the Insurance Percentage in effect for such Annual Risk Period, minus (b) the sum of all Loss Payment Amounts resulting from such Covered Event or already paid to the Ceding Insurer up to and including such Payment Date; provided, however, that the aggregate Actual Reduced Interest Event Amounts for all Covered Events shall not exceed the Outstanding Limit nor be less than zero as of the date of determination. If, in respect of a Covered Event, the anticipated final Notice of Loss Payment Amount was not received when due but a final Claims Reviewer Report was received when due, then such final Claims Reviewer Report may be relied upon for purposes of determining the Actual Reduced Interest Event Amount for such Covered Event. If the final Claims Reviewer Report was also not received when due because of a Claims Reviewer Report Delivery Failure Event, the applicable Proof of Loss Claim may be relied upon for purposes of determining the Actual Reduced Interest Amount for such Covered Event.

“AIR” means AIR Worldwide Corporation.

“Annual Risk Period” means each of the following:

(a) the first Annual Risk Period will commence from and including 12:00:00 a.m. Eastern time on June 1, 2024 to and including 11:59:59 p.m. Eastern time on May 31, 2025;

(b) the second Annual Risk Period will commence from and including 12:00:00 a.m. Eastern time on June 1, 2025 to and including 11:59:59 p.m. Eastern time on May 31, 2026; and

(c) the third Annual Risk Period will commence from and including 12:00:00 a.m. Eastern time on June 1, 2026 to and including 11:59:59 p.m. Eastern time on May 31, 2027.

If an Annual Risk Period expires while a Covered Event is in progress, subject to the conditions to coverage contained in this Reinsurance Agreement, the Ultimate Net Loss for such Covered Event shall be covered under this Reinsurance Agreement in such expired Annual Risk Period and the Reset applicable to any subsequent Annual Risk Period will not affect the Ceding Insurer’s recoveries with respect to such Covered Event.

“Arbitration Parties” has the meaning set forth in Section 16.02.

“Attachment Level” means $[***] for the first Annual Risk Period and for each subsequent Annual Risk Period, the applicable Updated Attachment Level.

“Augmented UNL” has the meaning specified in the definition of Extension Threshold Payment Amount.

“Average Annual Loss” means the annual expected loss (based on the standard catalog in the Escrow Models for Named Storm) of the Subject Business in the Covered Area as calculated by the Reset Agent using the (a) Escrow Models without application of any Attachment Level, Exhaustion Level, Loss Adjustment Expense Factor or Stated Reinsurance and with a 100% Insurance Percentage and (b) (i) the Initial Data with respect to the first Annual Risk Period, (ii)

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

the applicable Updated Data with respect to the second Annual Risk Period or Third Annual Risk Period or (iii) with respect to the calculation of the Actual Growth Factor, the Ceding Insurer’s Subject Business exposed to Losses from Named Storms in the Covered Area as of the last day of the month immediately preceding the Date of Loss of a relevant Covered Event. The Average Annual Loss for Named Storm (based on the standard catalog in the Escrow Models) for the first Annual Risk Period as calculated by the Reset Agent based on the Initial Data is $[***].

“Basic Documents” means the Indenture, the Series Supplement, this Reinsurance Agreement, the Reinsurance Trust Agreement, the Management Agreement, the Claims Reviewer Agreement, the Deed of Charge, the Reset Agent Agreement, the Loss Reserve Specialist Agreement and the Escrow Agreement, in each case, as the same may from time to time be amended, supplemented, replaced or otherwise modified and in effect.

“Business Day” means a day other than (a) a Saturday, (b) a Sunday or (c) a day on which banking institutions or trust companies in any of the City of Hamilton, Bermuda, the City of London, England, or the City of New York, New York are authorized or required by applicable law, regulation or executive order to remain closed.

“Ceding Insurer” has the meaning set forth in the preamble.

“Ceding Insurer Additional Withdrawal” has the meaning set forth in Section 10.06.

“Ceding Insurer Additional Withdrawal Interest” has the meaning set forth in Section 10.06.

“Ceding Insurer Additional Withdrawal Return Amount” means any failure of the Ceding Insurer to pay any 30-Day Reimbursement Amount when due hereunder or to return any amount in respect of a Ceding Insurer Additional Withdrawal.

“Ceding Insurer Default” means a failure by the Ceding Insurer to make, when due, any payment of Reinsurance Premium or 30-Day Reimbursement Amount, as required to be made by the Ceding Insurer under this Reinsurance Agreement.

“Ceding Insurer Loss Report” has the meaning set forth in Section 8.06.

“Claims Procedures” has the meaning set forth in the Claims Reviewer Agreement.

“Claims Review Letter” means the letter, substantially in the form of Exhibit A attached to the Claims Reviewer Agreement.

“Claims Reviewer” means Towers Watson (Bermuda) Ltd. or any successor Claims Reviewer under the Claims Reviewer Agreement.

“Claims Reviewer Agreement” means the Claims Reviewer Agreement between the Reinsurer and the Claims Reviewer, dated as of the Effective Date, as the same may be from time to time amended, supplemented, replaced or otherwise modified and in effect.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

“Claims Reviewer Failure Event” has the meaning set forth in the definition of Early Termination Event II.

“Commutation” means a Full Commutation.

“Commutation Date” means the date on which a Full Commutation becomes effective.

“Covered Area” means any of the Initial Covered Area and, following a Reset, the Updated Covered Area.

“Covered Event” means any Named Storm with a Date of Loss during the Risk Period that results in Losses under one or more Policies in the Subject Business in the Covered Area.

“Data Criteria” has the meaning set forth in the Reset Agent Agreement.

“Data File” has the meaning set forth in the Reset Agent Agreement.

“Data Review and Reset Procedures” has the meaning set forth in the Reset Agent Agreement.

“Date of Loss” has the meaning ascribed to such term in the definition of “Named Storm.”

“Early Termination Date” means if an Early Termination Event has occurred, the first Payment Date that occurs on or after the later of (i) the date that is ten (10) Business Days following such Early Termination Event, subject to an Extension Event (other than in connection with an Early Termination Event III); provided, that if an Early Termination Event occurs less than ten (10) Business Days prior to the Scheduled Termination Date or an Extended Termination Date, then, subject to an Extension Event (other than in connection with an Early Termination Event III), if any, the date in this clause (i) will be the Scheduled Termination Date or such Extended Termination Date, as the case may be, and (ii) if the Ceding Insurer has at any time delivered a Reduced Interest Event Certificate and paid (or will pay as of the immediately following Payment Date) interest at the Reduced Interest Spread, the date that is thirty-two (32) Business Days after the date the Ceding Insurer has delivered a True-Up Interest Amount Certificate to the Reinsurer; provided that if the Ceding Insurer elects an Extension Event following an Early Termination Event (other than in connection with an Early Termination Event III) on or before the applicable Extension Determination Date, the Early Termination Date will be determined in accordance with such Extension Event.

“Early Termination Event” means an Early Termination Event I, an Early Termination Event II, an Early Termination Event III, an Early Termination Event IV, an Early Termination Event V or an Early Termination Event VI, as applicable.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

“Early Termination Event I” means an event that occurs on the date that the Outstanding Limit is or is expected to be equal to or less than 10% of the Initial Limit, and the Ceding Insurer, at its option, has given an Early Termination Notice to the Reinsurer and the Indenture Trustee to terminate this Reinsurance Agreement on the first Payment Date that is at least ten (10) Business Days from the date of such written notice, provided that an Early Termination Event I cannot occur on any Payment Date prior to the end of the first Annual Risk Period; provided, further, that if a 30-Day Amount was included in the calculation of Ultimate Net Loss in the preceding one month period, such Outstanding Limit would have been equal to or less than 10% of the Initial Limit even without the application of such 30-Day Amount.

“Early Termination Event II” means an event that occurs on the date that the Ceding Insurer, at its option, has given written notice to the Reinsurer (with a copy to the Indenture Trustee) that it has elected to terminate this Reinsurance Agreement on the first Payment Date that is at least ten (10) Business Days after the date of such written notice if (i) the Reset Agent becomes incapable of performing, or fails to timely perform, a Reset or a calculation of the applicable Average Annual Loss or Growth Limitation Factor, as applicable (“Reset Agent Failure Event”), the Claims Reviewer becomes incapable of performing, or fails to timely perform, the Claims Procedures (“Claims Reviewer Failure Event”) or the Manager becomes incapable of performing, or fails to timely perform, its duties under the Administration Agreement (“Manager Failure Event”) and (ii) the Reinsurer is unable to identify (with the cooperation of the Ceding Insurer), a Replacement Reset Agent, Replacement Claims Reviewer or replacement Manager, as applicable, within forty-five (45) calendar days after such Reset Agent Failure Event, Claims Reviewer Failure Event or Manager Failure Event, as applicable.

“Early Termination Event III” means an event that occurs on the date on which an Event of Default has arisen under Section 14.01 of this Reinsurance Agreement.

“Early Termination Event III Premium” means the additional repayment amount payable upon the occurrence of an Early Termination Event III equal to the sum of the present values, discounted at the applicable Risk Interest Spread (applicable for the Annual Risk Period in which such Early Termination Event III occurred), of each of the scheduled payments of (i) the Risk Interest Spread calculated on the Outstanding Risk Limit determined as of the Early Termination Date for each Premium Payment Period (or portion thereof) from the Early Termination Date to and including May 31, 2027 and (ii) the Post-Risk Period Interest Spread calculated on the Outstanding Limit determined as of the Early Termination Date for each Premium Payment Period (or portion thereof) from but excluding May 31, 2027 to but excluding the Scheduled Termination Date.

“Early Termination Event IV” means an event that occurs on the date on which the Ceding Insurer, at its option, has given an Early Termination Notice to the Reinsurer and the Indenture Trustee that it has elected to terminate this Reinsurance Agreement on the first Payment Date that is at least ten (10) Business Days from the date of such written notice (i) following the certification by the Reinsurer in writing that due to unsatisfied liabilities the Reinsurer is not able to pay its expenses or liabilities as they fall due and (ii) the maximum annual Supplemental Premium has been paid to the Reinsurer.

“Early Termination Event V” means an event that occurs on the date on which the Ceding Insurer, at its option, has given an Early Termination Notice to the Reinsurer and the Indenture Trustee that it has elected to terminate this Reinsurance Agreement on the first Payment Date that is at least ten (10) Business Days from the date of such written notice if, in the Ceding

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Insurer’s sole judgment (following written advice of the Ceding Insurer’s counsel with a copy provided to the Reinsurer and the Indenture Trustee) as a result of any amendment to, implementation of, effectiveness of, change in, or issuance of the laws (including taxation) of any jurisdiction (including a change in any official interpretation or application thereof) becoming effective that (i) creates a substantial likelihood that the Reinsurer will be unable to make full payment of interest on the Outstanding Limit or will be unable to make full payment of the Outstanding Limit on the Scheduled Termination Date, (ii) materially increases the tax paid by the Ceding Insurer by disallowing all or part of the deduction for U.S. federal tax purposes for Reinsurance Premium payments payable by the Ceding Insurer to the Reinsurer under this Reinsurance Agreement, or (iii) materially increases the amounts payable by the Ceding Insurer under this Reinsurance Agreement (including by reason of an increase in the amount of any taxes that the Ceding Insurer is required to pay to the relevant taxation authority).

“Early Termination Event VI” means an event that occurs on the date that the Ceding Insurer has given written notice to the Reinsurer (with a copy to the Indenture Trustee) that it elects to terminate this Reinsurance Agreement on the June Payment Date that is at least ten (10) Business Days after the date of such written notice if the ultimate parent company of the Ceding Insurer has publicly announced a Material Transaction that, as determined in the Ceding Insurer’s sole discretion, could result in a material change in the Subject Business.

“Early Termination Notice” has the meaning set forth in Section 8.02.

“Effective Date” means April 9, 2024.

“Escrow Agent” means InnovaSafe, Inc. or any successor thereto or assign thereof under the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement among the Reinsurer, the Reset Agent and the Escrow Agent, dated as of the Effective Date, as the same may be from time to time amended, supplemented, replaced or otherwise modified and in effect.

“Escrow Material” or “Escrow Materials” shall have the meaning set forth in the Escrow Agreement.

“Escrow Models” means Version 18.1 of the AIR Hurricane Model for the United States and the AIR Tropical Cyclone Model for Hawaii version 3.10, each as implemented in Touchstone 10.0.0 and Touchstone Re 11.0.0, which were used to generate the risk analyses used to generate the risk analyses in the AIR Expert Risk Analysis Results as set forth in Annex C of the Reinsurer’s Confidential Offering Circular Supplement No. 3, and any certified copy of such model, each provided by the Reset Agent.

“Estimated Reduced Interest Event Amount” means, for each Covered Event and as of any Payment Date, an amount equal to:

(a) the product of (x) the Ultimate Net Loss (calculated based on Paid Losses, the 30-Day Amount and Loss Reserves (excluding the 30-Day Amount)), which Ultimate Net Loss, if less than the Attachment Level, will be deemed to be an amount equal to the Attachment Level and, if greater than the Exhaustion Level, will be deemed to be an amount equal to the Exhaustion Level, minus the Attachment Level in effect for the applicable Annual Risk Period and (y) the Insurance Percentage in effect for such Annual Risk Period, minus

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(b) the sum of all Loss Payment Amounts resulting from such Covered Event already paid to the Ceding Insurer up to and including such Payment Date; provided, however, that the aggregate Estimated Reduced Interest Event Amounts for all Covered Events shall not exceed the Outstanding Limit nor be less than zero as of the date of determination.

“Event Notice” has the meaning set forth in Section 8.07.

“Event of Default” has the meaning set forth in Section 14.01.

“Exclusions” means:

a)

Liability assumed by the Ceding Insurer under any form of treaty reinsurance; however, all excess of loss reinsurance, group intra-company reinsurance (if applicable), local agency reinsurance accepted in the normal course of business, and/or Policies written by another carrier at the Ceding Insurer’s request and reinsured 100% by the Ceding Insurer shall not be excluded under the Reinsurance Agreement;

b)

All liability of the Ceding Insurer arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund, or other arrangement, howsoever denominated, established, or governed, that provides for any assessment of or payment or assumption by the Ceding Insurer of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part;

c)

Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but this exclusion shall not apply to loss or damage covered under a standard policy with a standard War Exclusion Clause;

d)	Financial guarantee and insolvency;

e)	Losses excluded by the Nuclear Incident Exclusion Clause – Physical Damage – Reinsurance – U.S.A., attached hereto as Attachment 1;

f)	Loss or liability excluded by the Pools, Associations & Syndicates Exclusion Clause (Catastrophe), attached hereto as Attachment 2;

g)	Flood, when written as such;

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

h)	Earthquake, when written as such;

i)	Loss as excluded under the Terrorism Exclusion (Property Treaty Reinsurance) - N.M.A. 2930c, attached hereto as Attachment 3;

j)

All assessments from Citizens Property Insurance Corporation, the Florida Hurricane Catastrophe Fund (“FHCF”), or similar residual market insurance company in any other state in which the Ceding Insurer operates (including, but not limited to, the South Carolina Wind and Hail Underwriting Association);

k)	Loss as excluded under the Limited Communicable Disease Exclusion No. 2 (Property Treaty Reinsurance), attached hereto as Attachment 4;

l)	the aggregate ECO/XPL Losses for any Covered Event that are in excess of 90% of the Ultimate Net Loss (calculated exclusive of such aggregate ECO/XPL Losses) for such Covered Event; and

m)	Loss adjustment expenses, which will only be covered and compensated pursuant to the application of the Loss Adjustment Expense Factor.

“Exhaustion Level” means $[***] for the first Annual Risk Period and the Updated Exhaustion Level for the second Annual Risk Period and the third Annual Risk Period.

“Extended Termination Date” means, with respect to the date to which time the maturity of the Notes may be extended following the occurrence of one or more Extension Events, the seventh (7th) day of each month during the Extension Period (or if such date is not a Business Day, the next succeeding Business Day), but in no event shall such date be later than the Final Extended Termination Date.

“Extension Determination Date” means the date which is three (3) Business Days prior to the Early Termination Date, the Optional Termination Date, the Scheduled Termination Date or any Extended Termination Date, as the case may be.

“Extension Event” means an Extension Event I, an Extension Event II or an Extension Event III.

“Extension Event I” has the meaning set forth in Section 2.03(b).

“Extension Event I Spread” means [***]% per annum.

“Extension Event II” has the meaning set forth in Section 2.03(c).

“Extension Event II Spread” means [***]% per annum.

“Extension Event III” has the meaning set forth in Section 2.03(d).

“Extension Event III Spread” means [***]% per annum.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

“Extension Event Spread” means any of the Extension Event I Spread, the Extension Event II Spread, the Extension Event III Spread and the Remaining Extension Spread, as applicable.

“Extension Notice” means a written notice, substantially in the form attached hereto as Exhibit A, from the Ceding Insurer to the Reinsurer (with a copy to the Indenture Trustee) on or prior to an Extension Determination Date stating that an Extension Event has occurred, and, if applicable, any Partial Limit Reduction Event and the Outstanding Limit after payment of the Partial Limit Reduction Amount on the Partial Limit Reduction Date.

“Extension Period” has the meaning set forth in the Indenture.

“Extension Period Termination Notice” means a written notice, substantially in the form attached hereto as Exhibit C, from the Ceding Insurer to the Reinsurer and the Indenture Trustee terminating the Extension Period.

“Extension Reduced Interest Certificate” means an Extension Reduced Interest Certificate I or an Extension Reduced Interest Certificate II.

“Extension Reduced Interest Certificate I” means a certificate delivered hereunder to the Reinsurer, the Indenture Trustee and the Claims Reviewer by the Ceding Insurer, substantially in the form attached hereto as Exhibit B, certifying that the Ultimate Net Loss (including Paid Losses and Loss Reserves and based on either the Growth Limitation Factor as reported by the Reset Agent, or if not available at least ten (10) Business Days prior to the Extension Determination Date, the Growth Limitation Factor as estimated and certified by the Ceding Insurer as having been calculated consistent with the methodology prescribed in the definition of Substitute Actual Growth Factor for a Covered Event, as of the date of the certificate, is estimated by the Ceding Insurer to be an amount equal to or greater than seventy-five percent (75%) of the applicable Attachment Level.

“Extension Reduced Interest Certificate II” means a certificate delivered hereunder to the Reinsurer, the Indenture Trustee and the Claims Reviewer by the Ceding Insurer, substantially in the form attached hereto as Exhibit B, certifying that the Ultimate Net Loss (including Paid Losses and Loss Reserves and based on either the Growth Limitation Factor as reported by the Reset Agent, or if not available at least ten (10) Business Days prior to the Extension Determination Date, the Growth Limitation Factor as estimated and certified by the Ceding Insurer as having been calculated consistent with the methodology prescribed in the definition of Substitute Actual Growth Factor for a Covered Event, as of the date of the certificate, is estimated by the Ceding Insurer to be an amount equal to or greater than one hundred percent (100%) of the applicable Attachment Level.

“Extension Reduced Interest Event” means an Extension Reduced Interest Event I or an Extension Reduced Interest Event II.

“Extension Reduced Interest Event I” means (i) the receipt of an Extension Reduced Interest Certificate I by the Reinsurer, the Indenture Trustee and the Claims Reviewer and (ii) delivery by the Claims Reviewer of an Extension Reduced Interest Report.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

“Extension Reduced Interest Event II” means (i) the receipt of an Extension Reduced Interest Certificate II by the Reinsurer, the Indenture Trustee and the Claims Reviewer and (ii) delivery by the Claims Reviewer of an Extension Reduced Interest Report.

“Extension Reduced Interest Report” means, with respect to an Extension Reduced Interest Certificate, a report from the Claims Reviewer, substantially in the form of Exhibit C attached to the Claims Reviewer Agreement, confirming the performance of Claims Procedures with respect to the applicable amounts and calculations set forth in such Extension Reduced Interest Certificate.

“Extension Spread Amount” has the meaning set forth in Section 7.01(b).

“Extension Threshold Payment Amount” means, for each Accrual Period during an Extension, an augmented Ultimate Net Loss amount calculated as of the first day of such Accrual Period for each Covered Event by (i) multiplying the resulting amount after Step 1 in the Ultimate Net Loss definition by the applicable Threshold Factor (including Loss Reserves) for each Covered Event (the resulting Ultimate Net Loss when factoring such Threshold Factor, “Augmented UNL”) and (ii) applying such Augmented UNL value to the Net Payment Amount formula (including the other definitions that form the basis of the calculation thereof) in order to determine a notional amount of loss within the applicable Layer for each Covered Event using the Augmented UNL.

“Extra Contractual Obligations” means those liabilities not covered under any other provision of this Reinsurance Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Ceding Insurer to settle within the applicable Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

“FHCF” has the meaning specified in the definition of Exclusion.

“FHCF Reinsurance” means the mandatory Florida Hurricane Catastrophe Fund reimbursement participation of the Ceding Insurer.

“Final Extended Termination Date” means June 6, 2031 (or if such day is not a Business Day, the next succeeding Business Day).

“First Payment Date” means May 7, 2024 (or if such day is not a Business Day, the next succeeding Business Day).

“Florida Statute Reinsurance” has the meaning set forth in the definition of Ultimate Net Loss.

“Full Commutation” has the meaning set forth in Section 12.01(b).

“Full Commutation Date” has the meaning set forth in Section 12.01(b).

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

“Growth Allowance Factor” means [***].

“Growth Limitation Factor” means for a Covered Event, the lesser of (i) 1.00 and (ii) the ratio of the Growth Allowance Factor to the Actual Growth Factor or Substitute Actual Growth Factor, as applicable.

“Growth Limitation Factor Calculation Report” means a report delivered by the Reset Agent to the Ceding Insurer, the Reinsurer and the Indenture Trustee in the form attached as Exhibit D to the Reset Agent Agreement.

“Indenture” means the indenture among the Reinsurer, the Indenture Trustee and The Bank of New York Mellon, London Branch, as paying agent and account bank, dated as of April 17, 2023, as the same may from time to time be amended, supplemented, replaced or otherwise modified and in effect, including, without limitation, by the Series Supplement.

“Indenture Trustee” means The Bank of New York Mellon or any successor trustee under the Indenture.

“Initial Covered Area” means the States of Florida and South Carolina.

“Initial Data” means the Ceding Insurer’s Subject Business exposed to Losses from Named Storms in the Covered Area as of December 31, 2023 and projected to September 30, 2024.

“Initial Issuance Premium” has the meaning set forth in Section 7.02(a).

“Initial Limit” means $[***].

“Initial Loss Adjustment Expense Factor” shall mean [***], which is used to reflect allocated loss adjustment expenses incurred in investigating, processing and settling losses that can be attributed to specific claims, primarily consisting of payments to outside vendors, such as lawyers and independent claim adjusters.

“Initial Modeled Annual Attachment Probability” means [***]%, which is the modeled annual occurrence attachment probability (based on the base case analysis, as further described in the AIR Expert Risk Analysis Results section of the Confidential Offering Circular Supplement No. 3).

“Initial Modeled Annual Expected Loss” means [***]%, which is the modeled annual expected loss (based on the base case analysis, as further described in the AIR Expert Risk Analysis Results section of the Confidential Offering Circular Supplement No. 3) associated with a Layer from $[***] to $[***], based on the Escrow Models, the Initial Data and the Initial Stated Reinsurance.

“Initial Risk Interest Spread” means [***]% per annum.

“Initial Stated Reinsurance” means the Florida Statute Reinsurance, as applicable, the Series 2023-1 Notes and the Series 2023-2 Notes.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

“Insurance Percentage” means [***]% for the first Annual Risk Period and the Updated Insurance Percentage for each subsequent Annual Risk Period.

“Interest Calculation Convention” means that all payments of Risk Interest Spread, Reduced Interest Spread, Pre-Risk Period Interest Spread, Post-Risk Period Interest Spread and Extension Event Spread, as well as any Underpayment Amount and Overpayment Amount under this Reinsurance Agreement will be calculated on the basis of the actual number of days elapsed and a 360-day year. All payments of Permitted Investments Yield will not be calculated on a 360-day year but rather will be calculated on the basis described in the definition thereof.

“Interest Spread Amount” has the meaning set forth in Section 7.01(a).

“Layer” means, for the applicable Annual Risk Period, the difference in U.S. dollars between the Exhaustion Level and the Attachment Level.

“Limit Reduction” means, as of any Payment Date, an amount equal to the sum of (i) all Loss Payment Amounts, if any, paid or payable by the Reinsurer to the Ceding Insurer on such Payment Date and (ii) any Partial Limit Reduction Amount on such Payment Date; provided that, in no event shall the aggregate amount of Limit Reductions (after taking into account any 30-Day Reimbursement Amounts) exceed the Initial Limit.

“Loss Adjustment Expense Factor” means Initial Loss Adjustment Expense Factor and, following any Reset, the Updated Loss Adjustment Expense Factor.

“Loss Amount” means, for each Covered Event, an amount equal to the product of (a) the Ultimate Net Loss in respect of such Covered Event minus the Attachment Level for the applicable Annual Risk Period in which the Date of Loss of such Covered Event occurred; and (b) the Insurance Percentage for such Annual Risk Period, provided, that the Loss Amount for a Covered Event shall not be less than zero. The Ultimate Net Loss used in the calculation of Loss Amount cannot exceed the Exhaustion Level applicable for such Annual Risk Period. If the Ultimate Net Loss used in the calculation of Loss Amount is less than the Attachment Level applicable for such Annual Risk Period, then the Ultimate Net Loss will equal such Attachment Level.

“Loss in Excess of Policy Limit Obligations” means any amounts for which the Ceding Insurer would have been contractually liable to pay had it not been for the limit of the applicable original Policy and having been incurred because of the Ceding Insurer’s failure to settle within the Policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action.

“Loss Payment Amount” means, for each Covered Event as of each Payment Date, an amount equal to (i) the Loss Amount calculated in respect of such Covered Event for such Payment Date minus (ii) the Loss Amount calculated in respect of such Covered Event for the immediately preceding Payment Date for which a Proof of Loss Claim was submitted (if the result of such calculation is less than zero, the absolute value of such result is referred to herein as the “30-Day Reimbursement Amount”); provided, that any Loss Payment Amount shall not be greater than the Outstanding Limit on the immediately prior Payment Date or the Effective Date, as applicable. Any changes to the Ultimate Net Loss after the date of the latest Proof of Loss Claim used in the calculations for the final Notice of Loss Payment Amount upon Partial Commutation or Full Commutation and termination of this Reinsurance Agreement will not have an impact on the calculation of the Loss Payment Amount.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

“Loss Reserve Certificate” means the certificate substantially in the form attached as Exhibit A to the Loss Reserve Specialist Agreement.

“Loss Reserve Specialist” means Towers Watson (Bermuda) Ltd., in its capacity as the provider of services under the Loss Reserve Specialist Agreement, or its successors or assigns, as the external third party loss reserve specialist engaged by the Issuer.

“Loss Reserve Specialist Agreement” means the Loss Reserve Specialist Agreement, dated as of the Effective Date, by and between the Loss Reserve Specialist and the Reinsurer, as the same may from time to time be amended, supplemented, replaced or otherwise modified and in effect.

“Loss Reserves” means, for each Covered Event, the liability established by the Ceding Insurer under this Reinsurance Agreement to reflect the estimated unpaid losses by the Ceding Insurer resulting from such Covered Event (including incurred but not reported losses but, for the avoidance of doubt, excluding any losses arising from Exclusions), that the Ceding Insurer expects to ultimately be required to pay under the Policies, provided, however, that for the purpose of calculating (i) the Loss Payment Amount upon Partial Commutation or Full Commutation and termination of this Reinsurance Agreement; (ii) any Actual Reduced Interest Event Amount for such Covered Event; and (iii) for any Extension Reduced Interest Certificate for such Covered Event, Loss Reserves shall mean the amount estimated by the Ceding Insurer in a manner consistent with the Ceding Insurer’s reserving practices as applied in the preparations of its published financial statements and, solely with respect to clauses (i) and (ii) above, Loss Reserves shall mean, if the Loss Reserve Specialist concludes that the Loss Reserves specified by the Ceding Insurer are not reasonable, the lower of the amount specified by the Ceding Insurer and the amount that represents the actuarial central estimate of Loss Reserves by the Loss Reserve Specialist. Loss Reserves shall not include any deduction for amounts that the Ceding Insurer may recover through salvage or subrogation.

“Losses” means the sum of (i) Paid Losses, (ii) the 30-Day Amount, if any (other than with respect to a Commutation Date, the determination of an Estimated Reduced Interest Event Amount or Actual Reduced Interest Event Amount, and an Extension Reduced Interest Certificate), and (iii) Loss Reserves (only with respect to a Commutation Date, an Estimated Reduced Interest Event Amount or Actual Reduced Interest Event Amount, and an Extension Reduced Interest Certificate). For the avoidance of doubt, clauses (ii) and (iii) will not apply simultaneously to any calculation of Losses. For each Covered Event, Losses will include 90% of any Extra Contractual Obligations and Loss in Excess of Policy Limit Obligations (collectively, “ECO/XPL Losses”) incurred with respect to the Subject Business.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

“Material Transaction” means any change in Control of the Ceding Insurer, or any material acquisition, disposition, business combination or sale, whether through sale or purchase of securities or assets, bulk reinsurance, merger, amalgamation or other corporate reorganization, or otherwise, between, among or involving: a) the Ceding Insurer or any Affiliate thereof, and b) any insurance holding company, insurer (whether organized as a stock insurance company, mutual insurance company, reciprocal, Lloyd’s syndicate or otherwise, irrespective of the manner of organization thereof), or any Affiliate of any such insurance holding company or insurer, but excluding any such insurance holding company, insurer, or Affiliate that, prior to such change in Control, acquisition, disposition, business combination, sale, or reinsurance, is an Affiliate of the Ceding Insurer. For the purposes of this definition: “Control” means the possession, directly or indirectly, of the power to direct or cause the management of a person or entity, whether through the ability to exercise voting power, by contract or otherwise; and “Affiliate” means a person or entity that directly or indirectly Controls, is Controlled by, or is under common Control with, another person or entity. The occurrence of a Material Transaction shall be determined in the sole discretion of the Ceding Insurer.

“Manager Failure Event” has the meaning set forth in the definition of Early Termination Event II.

“Maximum Attachment Probability” means [***]%, which is the modeled annual occurrence attachment probability based on the Escrow Models and Updated Data.

“Maximum Expected Loss” means [***]%, which is the modeled one-year expected loss based on the Escrow Models and the Updated Data.

“Minimum Attachment Level” means the lowest attachment level (to the nearest one million dollars) that results in the highest modeled annual occurrence exceedance probability equal to or less than Maximum Attachment Probability.

“Minimum Expected Loss” shall be [***]%, which is the modeled one-year expected loss based on the Escrow Models and the Updated Data.

“Named Storm” means any storm or storm system declared by the Named Storm Reporting Agency to be a tropical cyclone, a tropical depression, a tropical storm, a hurricane, an extra-tropical cyclone, a post-tropical cyclone or a sub-tropical cyclone (whether inside or outside the Covered Area) (or similar term utilized for the same purpose), including all events or perils directly resulting from such storm or storm system, which may include, by way of example and not limitation, hurricane, wind, gusts, rough waves, typhoon, hail, rain, tornadoes, cyclones, lightning, ensuing flood, storm surge, water damage, fire following, sprinkler leakage, riots, vandalism, and collapse. A storm or storm system that merges with a “Named Storm” shall be considered part of that “Named Storm” once it has merged. If two or more storms are assigned different names by the Named Storm Reporting Agency, each of those storms shall constitute a separate event for purposes of this definition. The duration of the Named Storm is the time period:

•

from and after 12:00:00 a.m. Eastern Time on the date a “watch”, “warning”, advisory or other bulletin (whether for wind, flood or otherwise) is first issued for such Named Storm by the Named Storm Reporting Agency with respect to such storm or storm system for any part of the Covered Area (the commencement of such Named Storm, the “Date of Loss”);

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

•

continuing for a time period thereafter during which such Named Storm continues, regardless of its category rating or lack thereof and regardless of whether a “watch”, “warning”, advisory or other bulletin remains in force for such Named Storm; and

•

ending at 11:59:59 p.m. Eastern Time on the fourth (4th) calendar day following the day when (a) the discontinuation or cancellation of the last “watch” or “warning” is issued by the Named Storm Reporting Agency or (b) if the Named Storm Reporting Agency does not issue a “watch” or “warning”, the discontinuation or cancellation of the last advisory or bulletin is issued by the Named Storm Reporting Agency, with respect to such storm or storm system, for any part of the Covered Area (the “Named Storm End Date”). Notwithstanding the foregoing, if the Named Storm Reporting Agency does not issue a “watch” or “warning” or advisory or other bulletin for any part of the Covered Area in respect of a Named Storm, then the duration shall be any period of 168 consecutive hours as determined by the Ceding Insurer; provided, that the Ceding Insurer has assigned a catastrophe code to such event.

“Named Storm End Date” has the meaning ascribed to such term in the definition of Named Storm.

“Named Storm Reporting Agency” means the US National Hurricane Center, US Weather Prediction Center, or their successor organizations, all being divisions of the US National Weather Service or any replacement selected by the Ceding Insurer in accordance with this Reinsurance Agreement. If the Named Storm Reporting Agency ceases to exist or ceases to provide the information necessary to determine (a) whether a peril constitutes a Named Storm or (b) the Named Storm End Date, then a replacement reporting agency that is generally recognized in the insurance industry will be selected by the Ceding Insurer to act as Named Storm Reporting Agency.

“Net Payment Amount” means, on each Payment Date, the sum of all Loss Payment Amounts for all Covered Events for all Payment Dates up to and including such Payment Date.

“Notes” means the $[***] Series 2024-1 Class A Principal At-Risk Variable Rate Notes due June 7, 2027 issued by the Reinsurer.

“Notice of Event of Default” means a written notice substantially in the form attached hereto as Exhibit J given by the Reinsurer to the Ceding Insurer specifying an Event of Default.

“Notice of Loss Payment Amount” means a notice substantially in the form attached as Exhibit B to the Claims Reviewer Agreement.

“Obligation” has the meaning set forth in Section 10.05.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

“Optional Termination Date” means, if the Ceding Insurer elects an Optional Termination Event (and subject to any Extension Event), on only one of (i) the Payment Date occurring in June 2025 or (ii) the Payment Date occurring in June 2026.

“Optional Termination Event” means an event that occurs on the date on which the Ceding Insurer, at its option, has given an Optional Termination Notice to the Reinsurer and the Indenture Trustee that it has elected to terminate this Reinsurance Agreement at least ten (10) Business Days (but no more than seventy-five (75) calendar days) prior to the applicable Optional Termination Date.

“Optional Termination Event Premium” means the additional repayment amount payable upon the occurrence of an Optional Termination Event equal to: (i) with respect to an Optional Termination Event election on the Optional Termination Date occurring on the June 2025 Optional Termination Date, [***]% of the Outstanding Limit (after giving effect to any Loss Payment Amount or 30-Day Reimbursement Amount made on such date) or (ii) with respect to an Optional Termination Event election on the Optional Termination Date occurring on the June 2026 Optional Termination Date, [***]% of the Outstanding Limit (after giving effect to any Loss Payment Amount or 30-Day Reimbursement Amount made on such date).

“Optional Termination Notice” means written notice by the Ceding Insurer to the Reinsurer of its election to terminate this Reinsurance Agreement, substantially in the form of Exhibit V attached hereto.

“Outstanding Limit” means, as of any Payment Date, an amount equal to the Initial Limit as reduced by the aggregate of all Limit Reductions, if any, and as increased by the aggregate of all 30-Day Reimbursement Amounts paid or payable, if any, in each case on all Payment Date on or prior to such Payment Date.

“Outstanding Reduced Interest Event Limit” means, as of any Payment Date, an amount equal to the sum of all Estimated Reduced Interest Event Amounts for all Covered Events prior to and including such Payment Date; provided, that the Outstanding Reduced Interest Event Limit shall not be less than zero nor greater than the Outstanding Limit.

“Outstanding Risk Limit” means, as of any Payment Date, an amount equal to the Outstanding Limit less the Outstanding Reduced Interest Event Limit; provided, that the Outstanding Risk Limit shall not be less than zero nor greater than the Outstanding Limit.

“Overpayment Amount” has the meaning set forth in the definition of True-Up Interest amount.

“Paid Claims Rate” means the ratio of Ultimate Net Loss including Paid Losses for a Covered Event divided by Ultimate Net Loss including Paid Losses and Loss Reserves for such Covered Event.

“Paid Losses” means the amount of losses actually paid by the Ceding Insurer in settlement of claims or liability from a Covered Event to the Subject Business not including losses arising from the Exclusions

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

“Partial Commutation” has the meaning set forth in Section 12.01(a).

“Partial Commutation Date” has the meaning set forth in Section 12.01(a).

“Partial Limit Reduction Amount” has the meaning set forth in Section 2.04(a).

“Partial Limit Reduction Date” has the meaning set forth in Section 2.04(b).

“Partial Limit Reduction Event” has the meaning set forth in Section 2.04(a)

“Payment Date” means (i) the seventh (7th) of each calendar month (each, a “Monthly Payment Date”), commencing on the First Payment Date and continuing to, but excluding, the Scheduled Termination Date; (ii) the Scheduled Termination Date; and (iii) if there are one or more Extension Events, the seventh (7th) day of each month during the Extension Period (each, an “Extended Termination Date”); provided, that, in each case, if any such day is not a Business Day, the Payment Date shall be on the next succeeding Business Day; provided, further, that if an Early Termination Event or Optional Termination Event occurs, the final Payment Date will be on the Early Termination Date or Optional Termination Date, as applicable (subject to any Extension Event other than in the case of an Early Termination Event III).

“Permitted Investments” has the meaning set forth in the Series Supplement.

“Permitted Investments Yield” has the meaning set forth in the Series Supplement.

“Person” or “Persons” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

“Policy” or “Policies” has the meaning specified in Section 3.02.

“Post-Risk Period Interest Spread” means [***]% per annum.

“Pre-Risk Period Interest Spread” means [***]% per annum.

“Preliminary Updated Attachment Level” means the lowest attachment level (to the nearest one million dollars) such that the modeled annual occurrence exceedance probability is the highest percentage equal to or less than the Initial Modeled Annual Attachment Probability.

“Preliminary Updated Exhaustion Level” means the lowest exhaustion level (to the nearest one million dollars) such that the modeled expected loss is the highest percentage equal to or less than the Initial Modeled Annual Expected Loss (when utilizing the Preliminary Updated Attachment Level).

“Premium Payment Period” means, in respect of each Payment Date, the period from and including the immediately preceding Payment Date (or the Effective Date, in the case of the First Payment Date) to, but not including, such Payment Date.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

“Prime Rate” means the rate of interest per annum as published from time to time by The Wall Street Journal, or its successor, as the prime rate; each change in the prime rate shall be effective from and including the date such change is published.

“Proof of Loss Claim” means a letter from the Ceding Insurer to the Reinsurer, the Indenture Trustee, the Claims Reviewer and, if applicable, the Loss Reserve Specialist substantially in the form attached hereto as Exhibit D, which sets out the components and calculation for the Ultimate Net Loss related to each Covered Event and the Loss Payment Amount payable to the Ceding Insurer on any Payment Date or 30-Day Reimbursement Amount payable by the Ceding Insurer, as applicable, as well as the resulting Net Payment Amount and the Outstanding Limit.

“Reduced Extension Spread Limit” means, for each Accrual Period during an Extension, an amount equal to (i) the Extension Threshold Payment Amount (which is calculated using the Threshold Factors and includes Loss Reserves), minus (ii) the Net Payment Amount as of the first day of such Accrual Period (which is calculated without application of the Threshold Factors); provided, that if the Reduced Extension Spread Limit is less than $0, it will be deemed to be equal to $0, and if it is greater than the Outstanding Limit, it will be deemed to be equal to the Outstanding Limit

“Reduced Extension Spread Limit Statement” has the meaning set forth in Section 8.09.

“Reduced Interest Event” means, for any Covered Event, (i) the receipt by the Reinsurer, the Indenture Trustee and the Claims Reviewer of a certificate (a “Reduced Interest Event Certificate”) substantially in the form attached hereto as Exhibit L from the Ceding Insurer advising of the Estimated Reduced Interest Event Amount in respect of such Covered Event and (ii) receipt by the Reinsurer and the Indenture Trustee of an Event Notice from the Ceding Insurer.

“Reduced Interest Event Certificate” has the meaning set forth in the definition of Reduced Interest Event.

“Reduced Interest Spread” means [***]% per annum.

“Reinsurance Agreement” has the meaning set forth in the recitals hereto.

“Reinsurer Payment” has the meaning set forth in Section 6.01(a).

“Reinsurance Premium” has the meaning set forth in Section 7.01.

“Reinsurance Trust Account” has the meaning set forth in Section 10.01.

“Reinsurance Trust Agreement” has the meaning set forth in Section 10.01.

“Reinsurance Trustee” means The Bank of New York Mellon or its successor or assign.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

“Reinsurer” has the meaning set forth in the preamble to this Reinsurance Agreement.

“Reinsurer’s Agent” has the meaning set forth in Section 17.03.

“Remaining Extension Spread” means [***]% per annum.

“Remaining Extension Spread Limit” means, for each Accrual Period during an Extension, an amount equal to (i) the Outstanding Limit as of the first day of such Accrual Period, minus (ii) the Reduced Extension Spread Limit as of the first day of such Accrual Period, in each case after giving effect to any Limit Reduction or 30-Day Reimbursement Amount on such first day; provided, that, if the Remaining Extension Spread Limit is less than $0, it will be deemed to be equal to $0.

“Replacement Claims Reviewer” means, in the case of a Claims Reviewer Failure Event, an entity acceptable to the Ceding Insurer and the Reinsurer engaged as replacement claims reviewer in accordance with the Claims Reviewer Agreement; provided, that such entity (i) is not an affiliate of the Ceding Insurer and (ii) performs such duties outside the United States and/or the United Kingdom.

“Replacement Reset Agent” means, in the case of a Reset Agent Failure Event, any entity acceptable to the Ceding Insurer and the Reinsurer engaged as replacement modeling agent in accordance with the Reset Agent Agreement; provided, that such Replacement Reset Agent (i) is a current licensee of any AIR loss-estimation model; (ii) is not a catastrophe reinsurer or carrier for the Ceding Insurer and (iii) is not an affiliate of the Ceding Insurer.

“Reset” has the meaning set forth in Section 11.04(a).

“Reset Agent” means AIR Worldwide Corporation, a wholly-owned subsidiary of Insurance Services Office, Inc. or any successor thereto, and if a replacement reset agent has been identified upon the failure of AIR Worldwide Corporation to perform its duties under the Reset Agent Agreement, such Replacement Reset Agent.

“Reset Agent Agreement” means the reset agent agreement, dated as of the Effective Date, by and between the Reset Agent and the Reinsurer, as the same may from time to time be amended, supplemented, replaced or otherwise modified and in effect.

“Reset Agent Failure Event” has the meaning set forth in the definition of Early Termination Event II.

“Reset Calculation Date” means a date no later than February 15, 2025 in connection with the second Annual Risk Period and no later than February 15, 2026 in connection with the third Annual Risk Period.

“Reset Date” means the first day of each subsequent Annual Risk Period.

“Reset Report” has the meaning set forth in Section 11.06.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

“Residual Interest Amount” means an amount calculated by the Indenture Trustee equal to the sum of the present values, discounted at the Initial Risk Interest Spread, of the premium accrued at the Risk Interest Spread that would have been payable for each of the Premium Payment Periods (or partial Premium Payment Periods) from the first day of the Premium Payment Period immediately prior to the Premium Payment Period in which the Outstanding Limit was reduced to zero to, and including the last day of the first Annual Risk Period.

“Risk Interest Spread” means the Initial Risk Interest Spread; provided, that if the Ceding Insurer elects a Variable Reset for (i) the second Annual Risk Period, the applicable Updated Risk Interest Spread for such Annual Risk Period will apply for the Premium Payment Periods (or portions thereof) relating to the second Annual Risk Period and (ii) for the third Annual Risk Period, the applicable Updated Risk Interest Spread for such Annual Risk Period will apply for the Premium Payment Periods (or portions thereof) relating to the third Annual Risk Period. For the avoidance of doubt, if more than one Risk Interest Spread applies to an Premium Payment Period, interest for such Premium Payment Period will be calculated on a pro rata basis using the Interest Calculation Convention based on the number of calendar days during which each such Risk Interest Spread is applicable.

“Risk Period” means period commencing from and including 12:00:00 a.m., Eastern time, on June 1, 2024 to and including the earlier of (i) 11:59:59 p.m. Eastern time on May 31, 2027, (ii) in the event of an Early Termination Event (other than Early Termination Event III), 11:59:59 p.m. Eastern time on the tenth (10th) Business Day prior to the applicable Early Termination Date, (iii) in the event of an Optional Termination Event, 11:59:59 p.m. Eastern time on the last day of the current Annual Risk Period, and (iv) in the event of an Early Termination Event III, 11:59:59 p.m. Eastern time on the date on which an Early Termination Event III occurs.

“Risk Spread Calculation” means the following calculation to be used by the Reset Agent for computing the Updated Risk Interest Spread in the event that the Ceding Insurer elects a Variable Reset for the second Annual Risk Period or the third Annual Risk Period:

(a) use the Updated Data that meets the Data Criteria, the applicable Loss Adjustment Expense Factor, the Escrow Models, the Updated Stated Reinsurance, if any, the Updated Attachment Level and Updated Exhaustion Level (as specified by the Ceding Insurer in the applicable Variable Reset Notice) to compute the Updated Modeled Annual Expected Loss; and

(b) use the Initial Risk Interest Spread, Initial Modeled Annual Expected Loss and Updated Modeled Annual Expected Loss to compute the updated Risk Interest Spread (“Updated Risk Interest Spread”) according to the following formula:

If ELu < ELi then RISu = RISi + [***] x (ELu – ELi)

otherwise  RISu = RISi + [***] x (ELu – ELi)

where:

RISi = Initial Risk Interest Spread

RISu = Updated Risk Interest Spread

ELi = Initial Modeled Annual Expected Loss

ELu = Updated Modeled Annual Expected Loss

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

The calculation of the Updated Risk Interest Spread will be rounded to the nearest 1/1000th of 1.000%.

“Scheduled Termination Date” means June 7, 2027 (or if such day is not a Business Day, the next succeeding Business Day).

“Series 2023-1 Notes” means the Reinsurer’s $[***] Series 2023-1 Class A Principal At-Risk Variable Rate Notes due April 24, 2026.

“Series 2023-2 Notes” means the Reinsurer’s $[***] Series 2023-2 Class A Principal At-Risk Variable Rate Notes due June 5, 2026.

“Series Supplement” means the series supplement in respect of the Notes by and among the Reinsurer, the Indenture Trustee and also in its capacity as class agent and The Bank of New York Mellon, London Branch in its capacity as paying agent and account bank, dated as of the Effective Date, as the same may from time to time be amended, supplemented, replaced or otherwise modified and in effect.

“SIC” has the meaning specified in the recitals.

“Stated Reinsurance” means the Initial Stated Reinsurance or the Updated Stated Reinsurance, as applicable. The Stated Reinsurance will be applied to the Reinsurance Agreement on a deemed in place basis whether or not collectable. The Stated Reinsurance may not match the actual reinsurance purchased by the Ceding Insurer for each Annual Risk Period.

“Subject Business” has the meaning set forth in Section 3.02.

“Substitute Actual Growth Factor” means, for a Covered Event, the ratio of: (i) the total insured value of the Ceding Insurer’s exposure with respect to the Subject Business in the Covered Area (“Total Insured Value”) in force as of the last day of the most recent calendar month preceding the month in which such Covered Event occurred (as determined by the Ceding Insurer in accordance with its general practices), to (ii) the Total Insured Value of (a) the Initial Data for the first Annual Risk Period and (b) the Updated Data as of the second Annual Risk Period and the third Annual Risk Period.

“Substitute Reset” has the meaning set forth in Section 11.05(a).

“Substitute Reset Notice” has the meaning set forth in Section 11.05(a).

“Supplemental Premium Certificate” has the meaning set forth in Section 7.02(b).

“Supplemental Premium” has the meaning set forth in Section 7.02(b).

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

“Termination Date” means the earliest to occur of the Early Termination Date, the Optional Termination Date and the Scheduled Termination Date or, following an Extension Event, the relevant Extended Termination Date.

“Threshold Factor” means, for each Covered Event, the percentage corresponding to the number of months that have elapsed since the Date of Loss for such Covered Event as set forth in the table below. The Threshold Factor shall be determined as of the first day of the applicable Accrual Period during an Extension:

Number of months elapsed since Date of Loss*	Threshold Factor
0 to 6	[***]	%
>6 to 9	[***]	%
>9 to 12	[***]	%
>12 to 15	[***]	%
>15 to 18	[***]	%
>18 to 21	[***]	%
>21 to 24	[***]	%
>24 and thereafter	[***]	%

provided, that if the range of months set forth above ends on a day that is not a Business Day, such range shall be deemed extended to the next succeeding Business Day.

*	From and including the lower bound within the applicable range set forth above to, and including, the upper bound within the applicable range set forth above.

“Total Insured Value” has the meaning set forth in the definition of Substitute Actual Growth Factor.

“True-Up Interest Amount” means the amount calculated as follows:

(a) for each Premium Payment Period commencing after the end of the first Annual Risk Period (and for the partial Premium Payment Period during which the first Annual Risk Period ends, from the day after the first Annual Risk Period ends to and including the last day of such partial Premium Payment Period) and for each Covered Event, if (a) the Estimated Reduced Interest Event Amount as of the first day of the Premium Payment Period minus (b) the Actual Reduced Interest Event Amount as of the first day of the Premium Payment Period is positive, then such positive amount multiplied by the difference between the Risk Interest Spread and Reduced Interest Spread for such Premium Payment Period is the “Underpayment Amount” for such Premium Payment Period and such Annual Risk Period;

(b) for each Premium Payment Period commencing after the end of the first Annual Risk Period (and for the partial Premium Payment Period during which the first Annual Risk Period ends, from the day after the first Annual Risk Period ends to and including the last day of such partial Premium Payment Period) and for each Covered Event, if (i) the Estimated Reduced Interest Event Amount as of the first day of the Premium Payment Period minus (ii) the Actual Reduced Interest Event Amount as of the first day of the Premium Payment Period is negative, then such negative amount multiplied by the difference between the Risk Interest Spread and Reduced Interest Spread for such Premium Payment Period is the “Overpayment Amount” for such Premium Payment Period and such Annual Risk Period;

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(c) the sum over all Premium Payment Periods commencing after the end of the first Annual Risk Period (and for the partial Premium Payment Period during which the first Annual Risk Period ends, from the day after the first Annual Risk Period ends to and including the last day of such partial Premium Payment Period) and all Covered Events, of the Underpayment Amounts, the Overpayment Amounts and accrual of compounded interest on such Underpayment Amounts and Overpayment Amounts at a rate of return that would generate an amount equal to the applicable Permitted Investments Yield for the relevant Premium Payment Periods; provided that the applicable Permitted Investments Yield for the final Premium Payment Period is deemed to be the Permitted Investments Yield for the immediately prior Premium Payment Period; and

(d) if the amount in clause (c) above is positive, then such positive amount calculated in clause (c) is the True-Up Interest Amount; however, if the amount calculated in clause (c) is negative, the True-Up Interest Amount will be zero.

“True-Up Interest Amount Certificate” has the meaning set forth in Section 13.01.

“True-Up Interest Amount Report” has the meaning set forth in Section 13.01.

“Ultimate Net Loss” means, for each Covered Event, the amount determined by performing the calculations in Steps 1 through 4 immediately below:

Step 1 — multiplying all Losses under the Subject Business for such Covered Event by the applicable Growth Limitation Factor;

Step 2 — multiplying the amount determined in Step 1 by the applicable Loss Adjustment Expense Factor (the amount determined in Step 2 is the “Adjusted Losses”);

Step 3 — if applicable, determine the FHCF Reinsurance and any other reinsurance provided for or established by Florida statute (“Florida Statute Reinsurance”) elected at such time (calculated using the amount determined in Step 1 and, for FHCF Reinsurance, the then-current projected FHCF Reinsurance coverage layer or, if available, the actual FHCF Reinsurance coverage layer), if any, and subtract such amount(s) from the amount determined in Step 2; and

Step 4 — if applicable, subtract the amount of the Stated Reinsurance (other than the Florida Statute Reinsurance applied in Step 3), if any, from the amount determined in Step 3.

provided, that the Ultimate Net Loss (i) will for purposes of any Loss Payment Amount be calculated based on only Paid Losses and the applicable 30-Day Amount prior to Commutation of the applicable Covered Event or final Commutation and termination of this Reinsurance Agreement; and (ii) will be based on Paid Losses and Loss Reserves for purposes of (x) calculating the Loss Payment Amount upon Commutation for the applicable Covered Event or final

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Commutation and termination of this Reinsurance Agreement, (y) calculating any Estimated Reduced Interest Event Amount and Actual Reduced Interest Event Amount for a Covered Event and (z) any Extension Reduced Interest Certificate. Following determination of the actual FHCF Reinsurance attachment and exhaustion levels in connection with Step 3 above, if applicable, the Ultimate Net Loss will be recalculated accordingly, which may result in a Loss Payment Amount or a 30-Day Reimbursement Amount.

Nothing in this definition shall be construed to mean that Losses are not recoverable hereunder until the Ceding Insurer’s Ultimate Net Loss has been ascertained.

“Underpayment Amount” has the meaning set forth in the definition of “True-Up Interest Amount”.

“Updated Attachment Level” has the meaning set forth in Section 11.04(b).

“Updated Covered Area” means any of the Initial Covered Area and any other states in the United States and the District of Columbia as specified by the Ceding Insurer on or prior to the Reset Calculation Date.

“Updated Data” means exposure data relating to the Ceding Insurer’s Subject Business exposed to Losses from Named Storms in the Covered Area within four months of the Reset Calculation Date, and which may include, at the Ceding Insurer’s option, exposure projections for such Annual Risk Period.

“Updated Exhaustion Level” has the meaning set forth in Section 11.04(b).

“Updated Insurance Percentage” means, an updated insurance percentage, calculated at each Reset, derived from dividing the Outstanding Limit (after giving effect to any adjustment to the Outstanding Limit on the Payment Date immediately preceding the Reset Date) by the Layer, provided, that such percentage shall not be greater than 100%.

“Updated Loss Adjustment Expense Factor” means, in connection with a Reset and effective for the next succeeding Annual Risk Period, the Loss Adjustment Expense Factor provided, however, such factor may not be less than [***] nor greater than [***].

“Updated Modeled Annual Expected Loss” has the meaning set forth in Section 11.04(b).

“Updated Risk Interest Spread” has the meaning set forth in the definition of Risk Spread Calculation.

“Updated Stated Reinsurance” means for the second or third Annual Risk Period, (i) the updated Florida Statute Reinsurance, if any, provided by the Ceding Insurer to the Issuer and the Reset Agent on an estimated or actual basis and (ii) the outstanding Series 2023-1 Notes, the outstanding Series 2023-2 Notes and/or any additional reinsurance which the Ceding Insurer may elect to inure, in each case, on or prior to the Reset Calculation Date.

“Variable Reset” has the meaning set forth in Section 11.04(b).

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

“Variable Reset Notice” has the meaning set forth in Section 11.04(b).

Section 1.02 Interpretation. When a reference is made in this Reinsurance Agreement to an Article, Section, Exhibit, or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Reinsurance Agreement unless otherwise indicated. A party may use, provide or take an action referenced by any such Exhibit or Schedule in substantially the form provided and as modified, amended, replaced or supplemented to cure any ambiguity or error or to incorporate additional information as may be provided. For avoidance of doubt, changes to captions, printing format, pagination, and changes to addresses (provided that the change of address provisions of the applicable notice sections are followed) will not cause any such Exhibit or Schedule to fail to be in substantially the form provided. The Article and Section headings and table of contents contained in this Reinsurance Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Reinsurance Agreement. Whenever the words “include,” “includes” or “including” are used in this Reinsurance Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Reinsurance Agreement shall refer to this Reinsurance Agreement as a whole and not to any particular provision of this Reinsurance Agreement. The definitions contained in this Reinsurance Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References to a Person are also to its permitted successors and assigns.

ARTICLE II

TERM

Section 2.01 Term. This Reinsurance Agreement shall become effective on the Effective Date and shall remain in force until the Termination Date, unless terminated before such date as provided for herein. This Reinsurance Agreement may not be cancelled or terminated prior to the later of: (a) the Scheduled Termination Date; and (b) any Extended Termination Date (but in no event later than the Final Extended Termination Date), except upon the occurrence of an Early Termination Event or Optional Termination Event (subject to any Extension Event except in the case of an Early Termination Event III).

Section 2.02 Early Termination. In the event of an Early Termination Event, this Reinsurance Agreement shall terminate on the Early Termination Date, provided that if the Ceding Insurer elects an Extension Event following an Early Termination Event (other than in connection with an Early Termination Event III) on or before the applicable Extension Determination Date, the Early Termination Event shall be disregarded.

Section 2.03 Extension. (a) The Ceding Insurer may, at its option, extend the term of this Reinsurance Agreement by (i) providing the Reinsurer and the Indenture Trustee with an Extension Notice on or prior to an Extension Determination Date and (ii) paying the applicable extension-related Reinsurance Premiums as required under Section 7.01.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(b) The Ceding Insurer may elect to extend the term of this Reinsurance Agreement to a date that is one (1) calendar month after the Early Termination Date (other than in connection with an Early Termination Event III), Optional Termination Date, Scheduled Termination Date or any Extended Termination Date, as applicable, by providing an Extension Notice to the Reinsurer and the Indenture Trustee on or prior to any Extension Determination Date. Thereafter, the term of this Reinsurance Agreement will automatically continue to be extended for up to forty-seven (47) additional periods of one (1) calendar month each until the Ceding Insurer elects to terminate Extension Event I or convert Extension Event I into Extension Event II or Extension Event III, in each case, by providing an Extension Notice to the Reinsurer and the Indenture Trustee prior to the Extension Determination Date preceding the applicable Extended Termination Date provided, that the term of this Reinsurance Agreement shall not be extended beyond the Final Extended Termination Date or the Early Termination Date relating to an Early Termination Event III (an “Extension Event I”).

(c) The Ceding Insurer may elect to extend the term of this Reinsurance Agreement beyond the Early Termination Date (other than in connection with an Early Termination Event III), Optional Termination Date, Scheduled Termination Date or any Extended Termination Date, as applicable, to a date that is one (1) calendar month after the Early Termination Date, Optional Termination Date, Scheduled Termination Date or such Extended Termination Date, as applicable (an “Extension Event II”), if: (A) an Extension Notice is provided by the Ceding Insurer to the Reinsurer and the Indenture Trustee on or prior to the Extension Determination Date immediately preceding the Early Termination Date, Optional Termination Date, Scheduled Termination Date or the Extended Termination Date, as applicable; and (B) an Extension Reduced Interest Certificate I is provided by the Ceding Insurer to the Reinsurer and the Indenture Trustee confirming an Extension Reduced Interest Event I has occurred. Thereafter, the extension will remain in effect for up to forty-seven (47) additional periods of one (1) calendar month each until the Ceding Insurer elects to terminate Extension Event II or the Ceding Insurer converts Extension Event II into Extension Event I or Extension Event III, in each case, by providing written notice to the Reinsurer and the Indenture Trustee prior to the Extension Determination Date preceding the applicable Extended Termination Date; provided, that the term of this Reinsurance Agreement shall not be extended beyond the Final Extended Termination Date or the Early Termination Date relating to an Early Termination Event III.

(d) The Ceding Insurer may elect to extend the term of this Reinsurance Agreement beyond the Early Termination Date (other than in connection with an Early Termination Event III), the Optional Termination Date, the Scheduled Termination Date or any Extended Termination Date, as applicable, to a date that is one (1) calendar month after the Early Termination Date, the Optional Termination Date, Scheduled Termination Date or such Extended Termination Date, as applicable (each, an “Extension Event III”), if: (A) an Extension Notice is provided by the Ceding Insurer to the Reinsurer and the Indenture Trustee on or prior to the Extension Determination Date immediately preceding the Early Termination Date, Optional Termination Date, Scheduled Termination Date or the Extended Termination Date, as applicable; and (B) either a Notice of Loss Payment Amount has been provided or an Extension Reduced Interest Certificate II is provided by the Ceding Insurer to the Reinsurer and the Indenture Trustee confirming an Extension Reduced Interest Event III has occurred. Thereafter, the extension will remain in effect for up to forty-seven (47) additional periods of one (1) calendar month each until the Ceding Insurer elects to terminate Extension Event III or the Ceding Insurer converts Extension Event III into Extension Event I or Extension Event II, in each case, by providing written notice to the Reinsurer and the Indenture Trustee prior to the Extension Determination Date preceding the applicable Extended Termination Date; provided, that the term of this Reinsurance Agreement shall not be extended beyond the Final Extended Termination Date or the Early Termination Date relating to an Early Termination Event III.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(e) The period of time for presentation and approval of any Proof of Loss Claim for Losses will continue automatically following the occurrence of an Extension Event until the Final Extended Termination Date unless, on or prior to an Extension Determination Date, the Ceding Insurer provides an Extension Period Termination Notice to the Reinsurer and the Indenture Trustee, in which case, the Extension Period shall terminate on the Extended Termination Date immediately following such Extension Determination Date; provided, that the Extension Period shall not end later than the Final Extended Termination Date or the Early Termination Date relating to an Early Termination Event III.

(f) Notwithstanding any Extension Event, the Risk Period will not be extended and the Reinsurer shall not be liable for losses related to any Named Storm with a Date of Loss after the end of the Risk Period. However, if the Risk Period expires while a Covered Event is in progress, subject to the conditions to coverage contained in this Reinsurance Agreement, the Ultimate Net Loss for such Covered Event shall be covered under this Reinsurance Agreement as if such Covered Event had fully occurred within the Risk Period.

Section 2.04 Partial Limit Reduction. (a) As of any Payment Date on or after the Early Termination Date, the Optional Termination Date or the Scheduled Termination Date the Ceding Insurer may elect (such election, a “Partial Limit Reduction Event”) to reduce the Outstanding Risk Limit by an amount equal to a portion of the Outstanding Risk Limit (“Partial Limit Reduction Amount”) on such Payment Date by the notice procedure described in clause (c) of this Section 2.04.

(b) If a Partial Limit Reduction Event has occurred, the Outstanding Limit shall be reduced by the Partial Limit Reduction Amount on the first Payment Date that occurs at least ten (10) calendar days after the date of such Partial Limit Reduction Event (“Partial Limit Reduction Date”), and the Ceding Insurer shall instruct the Reinsurance Trustee to transfer the amount of any such Partial Limit Reduction Amount to the Reinsurer on such date.

(c) The Ceding Insurer shall provide an Extension Notice on or prior to the applicable Partial Limit Reduction Date, notifying of a Partial Limit Reduction Event and the Partial Limit Reduction Amount on the applicable Payment Date.

Section 2.05 Optional Termination. The Ceding Insurer may terminate this Reinsurance Agreement by providing an Optional Termination Notice, substantially in the form of Exhibit V attached hereto, to the Reinsurer and the Indenture Trustee at least ten (10) Business Days (but not more than seventy-five (75) calendar days) prior to the applicable Optional Termination Date (an “Optional Termination Event”). In the event of an Optional Termination Event, the Ceding Insurer shall pay the Optional Termination Event Premium to the Reinsurer on the applicable Optional Termination Date, regardless of the occurrence of an Extension Event.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE III

BUSINESS COVERED

Section 3.01 Coverage and Limits. Subject to the Outstanding Limit, this Reinsurance Agreement requires that the Reinsurer indemnify the Ceding Insurer for Loss Payment Amounts. The Ceding Insurer cedes and the Reinsurer accepts all Loss Payment Amounts on the terms and conditions, and subject to the exceptions, exclusions and limitations set forth in this Reinsurance Agreement.

Section 3.02 Subject Business. The “Subject Business” means the Ceding Insurer’s in-force insurance portfolio (which consists of any binder, policy or contract of insurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Ceding Insurer (“Policies”)) exposed to Covered Events that is in force as of the commencement date of the Risk Period and any new and renewal Policies exposed to Covered Events becoming effective during the Risk Period.

Section 3.03 Follow the Fortunes. Coverage under this Reinsurance Agreement will be subject in all respects to the same interpretations (whether judicial or otherwise), terms, conditions, waivers, alterations and modifications as the Policies comprising the Subject Business, the true intent being that the Reinsurer will in every respect follow the fortunes of the Ceding Insurer with respect to the Subject Business, subject to the terms, conditions and limits of this Reinsurance Agreement, including the Exclusions. Subject always to the Exclusions, all Losses, whether under strict terms or by way of compromise, shall be binding on the Reinsurer, subject to Claims Procedures and estimation by the Loss Reserve Specialist of Loss Reserves, if applicable.

Section 3.04 No Third Party Rights. This Reinsurance Agreement is solely between the Ceding Insurer and the Reinsurer, and in no instances shall any insured, claimant or other third party have any rights under this Reinsurance Agreement, except as may be expressly set forth herein.

Section 3.05 Agent. SIC will act as agent of the companies comprising the Ceding Insurer for purposes of sending and receiving notices required or permitted under this Reinsurance Agreement and for purposes of remitting or receiving any monies due to or from the Reinsurer under this Reinsurance Agreement.

Section 3.06 Addition and Removal of Cedent. SIC, as agent for the Ceding Insurer, may, upon thirty (30) calendar days prior written notice to the Reinsurer, elect to add insurance company subsidiaries of Slide Insurance Holdings, Inc. (including entities that become a subsidiary after the Issuance Date); provided, that, the business to be ceded by such subsidiary under this Reinsurance Agreement is substantially similar to the Subject Business. If SIC adds a subsidiary to this Reinsurance Agreement on a Reset Date (in connection with a Reset), it will include in the Updated Data for such Reset information relating to the Policies issued by such subsidiary. Insurance company subsidiaries of Slide Insurance Holdings, Inc. may be removed from the definition of Ceding Insurer at any time upon written notice by SIC to the Reinsurer, with such removal to be effective as of the date of such notice. SIC shall also provide written notice to the Claims Reviewer and the Loss Reserve Specialist of such election to add or remove an insurance company subsidiary as provided in this Section 3.06.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE IV

TERRITORIAL LIMIT

Section 4.01 Territorial Limit. The liability of the Reinsurer under this Reinsurance Agreement will be limited to losses for risks located within the Covered Area.

ARTICLE V

COVERAGE LIMIT

Section 5.01 Initial Limit and Outstanding Limit. The maximum amount recoverable under this Reinsurance Agreement shall not exceed the Initial Limit. The amount recoverable under this Reinsurance Agreement as of any date shall not exceed the Outstanding Limit as of such date, prior to giving effect to any adjustments to the Outstanding Limit as of such date.

ARTICLE VI

PAYMENT OF LOSSES AND REVIEW OF CLAIMS

Section 6.01 Reinsurer Payment. (a) Upon receipt of a Notice of Loss Payment Amount from the Claims Reviewer at least five (5) Business Days prior to a Payment Date, the Reinsurer shall make a payment (a “Reinsurer Payment”) on such Payment Date to the Ceding Insurer, in an amount equal to the sum of the Loss Payment Amounts for all applicable Covered Events as of such Payment Date. If the Ceding Insurer has elected a Partial Commutation for a Covered Event, the final settlement of all liabilities in respect of such Covered Event, shall include payment of any Loss Reserves in respect of such Covered Event on the applicable Partial Commutation Date. All Reinsurer Payments shall be paid by the Reinsurer to the Ceding Insurer in cash or its equivalent.

(b) For the avoidance of doubt, the Reinsurer shall not be liable for any Reinsurer Payment unless and until the Reinsurer has received (i) a Proof of Loss Claim from the Ceding Insurer setting out the calculations of the Loss Payment, (ii) except as provided in clause (c) below, a Notice of Loss Payment Amount from the Claims Reviewer with respect to such Proof of Loss Claim, and (iii) the Growth Limitation Factor Calculation Report from the Reset Agent with respect to such Covered Event; provided, that in the event of a Reset Agent Failure Event, the Ceding Insurer shall calculate a Substitute Actual Growth Factor and the Growth Limitation Factor Calculation Report shall not be required.

(c) If the Notice of Loss Payment Amount with respect to any Proof of Loss Claim is not received by the Reinsurer, the Indenture Trustee, the Reinsurance Trustee and the Ceding Insurer at least five (5) Business Days prior to the applicable Payment Date (other than because of the Ceding Insurer’s failure to comply with this Reinsurance Agreement or because of the inability of the Claims Reviewer to achieve the confidence level and error rate level set forth

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

in the Claims Reviewer Agreement), then the Ceding Insurer will be entitled to receive payment of the entire Loss Payment Amount based on the entire amount of Paid Losses and 30-Day Amount (or Loss Reserves on the applicable Partial Commutation Date or Final Extended Termination Date, as applicable) specified in such Proof of Loss Claim as being due by the Reinsurer to the Ceding Insurer. Any adjustments reflected in a Notice of Loss Payment Amount subsequently provided to the Ceding Insurer will be reflected in a subsequent Proof of Loss Claim, if any. The Ceding Insurer will not be obligated to pay interest to the Reinsurer in respect of any overpayment to the Ceding Insurer due to the failure to receive timely such Notice of Loss Payment Amount.

(d) The Reinsurer’s obligations to pay Reinsurer Payments to the Ceding Insurer under this Reinsurance Agreement are limited to the liquidation proceeds of the Permitted Investments held in the Reinsurance Trust Account.

Section 6.02 Proof of Loss Claims. (a) A Proof of Loss Claim may be presented from time to time by the Ceding Insurer to the Reinsurer, the Indenture Trustee, the Claims Reviewer and, if applicable, the Loss Reserve Specialist, along with any additional data reasonably requested by the Claims Reviewer pursuant to the terms of the Claims Reviewer Agreement; provided, that any Proof of Loss Claim submitted less than thirty-two (32) Business Days (or with respect to any Proof of Loss Claim which only includes the 30-Day Amount, less than eight (8) Business Days) prior to a Payment Date (other than the Final Extended Termination Date) shall not result in payment of a Loss Payment Amount, if any, by the Reinsurer until the second Payment Date following the date of submission of such Proof of Loss Claim. Proof of Loss Claims delivered with respect to a Payment Date (other than the Final Extended Termination Date or a Partial Commutation Date in respect of the applicable Covered Event) may include only Paid Losses and the 30-Day Amount.

(b) A final Proof of Loss Claim may be presented by the Ceding Insurer to the Reinsurer, the Indenture Trustee, the Claims Reviewer and the Loss Reserve Specialist on the date which is no later than thirty-two (32) Business Days prior to the Final Extended Termination Date, if any, or any Partial Commutation Date, which Proof of Loss Claim may include a claim for Loss Reserves as well as for Paid Losses relating to the Covered Event commuted on such Final Extended Termination Date or Partial Commutation Date, as applicable.

Section 6.03 Claims Procedures. The Reinsurer will cause the Claims Reviewer to perform the Claims Procedures and other services under the Claims Reviewer Agreement, attached hereto as Exhibit R, subject to the terms and conditions described therein. The Ceding Insurer will provide the Reinsurer and the Claims Reviewer with access to information reasonably requested by and required to perform the Claims Procedures.

Section 6.04 Certification of Loss Reserves. The Reinsurer will cause the Loss Reserve Specialist to perform the services under the Loss Reserve Specialist Agreement, attached hereto as Exhibit S, subject to the terms and conditions described therein.

Section 6.05 No Liability for Payments under this Reinsurance Agreement. Neither the Claims Reviewer nor the Loss Reserve Specialist is obligated in any way to make payments under this Reinsurance Agreement.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Section 6.06 Salvage and Subrogation. (a) In determining Ultimate Net Loss under this Reinsurance Agreement, the Reinsurer will be credited with the cash recoveries, if any, actually received by the Ceding Insurer from salvage or subrogation (i.e., cash reimbursements actually obtained or recovery actually made by the Ceding Insurer, less any reimbursement lawfully due to the insureds of the Ceding Insurer or otherwise required) on account of claims and settlements involving reinsurance under this Reinsurance Agreement. The Ceding Insurer will agree to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights if, in the Ceding Insurer’s opinion, it is commercially reasonable to do so.

(b) Any cash amounts that the Ceding Insurer receives through any sale of its rights to salvage and subrogation in connection with a Covered Event will be treated as salvage and subrogation recoveries actually received by the Ceding Insurer under this Reinsurance Agreement. Any non-cash salvage and subrogation recoveries received by the Ceding Insurer will be disregarded for purposes of this Reinsurance Agreement.

(c) Notwithstanding anything to the contrary set forth herein, (i) Loss Reserves will not include any deduction for amounts that the Ceding Insurer may recover through salvage or subrogation and (ii) the Ceding Insurer will not be required to extend the term of this Reinsurance Agreement or delay a commutation hereunder because of salvage or subrogation that the Ceding Insurer may recover.

ARTICLE VII

REINSURANCE PREMIUM

Section 7.01 Reinsurance Premiums. The Ceding Insurer shall make premium payments to the Reinsurer with respect to each applicable Premium Payment Period, on or before the Business Day immediately preceding each Payment Date (each, a “Reinsurance Premium”) as follows:

(a) up to and including the end of the Risk Period, an amount equal to the sum of:

(i) for the Premium Payment Period days from and including the Effective Date to but excluding the first day of the first Annual Risk Period, even if such day is not a Payment Date, premium accrued at the Pre-Risk Period Interest Spread will be calculated and paid on the Initial Limit;

(ii) for the Premium Payment Period days from and including the first day of the first Annual Risk Period to and including the last day of the first Annual Risk Period, even if such day is not a Payment Date, an amount equal to premium accrued at the applicable Risk Interest Spread will be calculated and paid on the Initial Limit;

(iii) for the Premium Payment Period days from and including the first day of the second Annual Risk Period to and including the last day of the Risk Period: the sum of (i) interest accrued at the applicable Risk Interest Spread calculated on the Outstanding Risk Limit as of the first day of the applicable Accrual Period and (ii) interest accrued at the Reduced Interest Spread calculated on the Outstanding Reduced Interest Event Limit as of the first day of the applicable Accrual Period;

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(iv) for the Premium Payment Period days that occur from but excluding the last day of the Risk Period to but excluding such Early Termination Date, the Optional Termination Date or the Scheduled Termination Date, as applicable, interest accrued at the Post-Risk Period Interest Spread calculated on the Outstanding Limit as of the first day of the applicable Accrual Period;

provided, that, if the Outstanding Limit is reduced to zero (without application of any 30-Day Amount in the determination of such Outstanding Limit) as a result of one or more Loss Payment Amounts on any of the Payment Dates prior to the end of the first Annual Risk Period, the Residual Interest Amount will be paid on such Payment Date, in addition to the accrued interest for the prior Accrual Period, and no further interest will be paid under this Reinsurance Agreement ((i) to (iv) collectively, the “Interest Spread Amount”);

(v) the True-Up Interest Amount, if any;

(vi) the Optional Termination Event Premium, if any; and

(vii) in the event of an Early Termination Event III, the Early Termination Event III Premium;

(b) during an Extension Period, if any, an amount equal to the sum of:

(i) if an Extension Event I has been elected for such Accrual Period, interest accrued at the Extension Event I Spread calculated on the Outstanding Limit as of the first day of the Accrual Period;

(ii) if an Extension Event II or an Extension Event III has been elected for such Accrual Period, the sum of (A) interest accrued at the Extension Event II Spread or Extension Event III Spread, as applicable, calculated on the Reduced Extension Spread Limit as of the first day of the Accrual Period and (B) interest accrued at the Remaining Extension Spread calculated on the Remaining Extension Spread Limit as of the first day of the Accrual Period ((i) and (ii) collectively, the “Extension Spread Amount”);

(iii) the True-Up Interest Amount, if any;

(c) the Ceding Insurer will also pay to the Reinsurer, on or before the Business Day immediately preceding each Payment Date, an amount equal to the 30-Day Reimbursement Amount, if any, by depositing such amount into the Reinsurance Trust Account.

Section 7.02 Additional Payments. The Ceding Insurer will make certain additional premium payments to the Reinsurer under this Reinsurance Agreement as follows:

(a) Initial Issuance Premiums. On the Effective Date and, to the extent not paid on the Effective Date, following a written notice or invoice to the Ceding Insurer, an aggregate amount equal to the amount of expenses to be paid on or about the Effective Date (“Initial Issuance Premium”); and

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(b) Supplemental Premium. From time to time in an amount certified by the Reinsurer, substantially in the form attached hereto as Exhibit F (“Supplemental Premium Certificate”), to be an amount of expenses incurred or expected to be incurred by the Reinsurer as a result of third-party services provided to the Reinsurer (“Supplemental Premium”), provided, that the Supplemental Premiums paid hereunder shall be subject to a maximum in any calendar year of $[***] in the aggregate under this Reinsurance Agreement (which shall not include the Initial Issuance Premium under this Reinsurance Agreement); provided, further, that from time to time, the Reinsurer may provide a Supplemental Premium Certificate referencing estimated amounts of Supplemental Premiums. Any estimated amounts will be subject to true-up, with any required payments being made by the owing party, within ninety (90) calendar days after the final distributions have been made to all holders of the Notes in respect thereof.

Section 7.03 Premium Calculation. The Reinsurance Premium (other than the Optional Termination Event Premium) shall be computed on the basis of the actual number of days elapsed in the applicable Premium Payment Period and a 360-day year.

Section 7.04 Taxes. (a) All payments by the Ceding Insurer to the Reinsurer under this Reinsurance Agreement, including, for the avoidance of doubt, Ceding Insurer Additional Withdrawal Interest payable in accordance with Section 10.06(a), will be made free and clear of, and without deduction or withholding for or on account of, any and all present or future withholding taxes, unless required by law. If the Ceding Insurer is required by law to deduct or withhold any withholding taxes from or in respect of any amount payable under this Reinsurance Agreement:

(i) the Ceding Insurer shall pay the full amount deducted or withheld in respect of withholding taxes to the relevant taxation or governmental authority in accordance with the applicable law; and

(ii) the sum payable by the Ceding Insurer to the Reinsurer shall be increased as may be necessary so that, after the Ceding Insurer has made all required deductions and withholdings (including taxes, deductions and withholdings applicable to additional sums payable under this paragraph), the Reinsurer will receive an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of withholding taxes.

(b) The Ceding Insurer shall pay any United States federal excise tax on any Reinsurance Premium, Initial Issuance Premium or Supplemental Premium payable hereunder.

(c) The Ceding Insurer shall pay any stamp taxes imposed on this Reinsurance Agreement.

(d) The Reinsurer will deliver or cause to be delivered to the Ceding Insurer, upon request, a U.S. Internal Revenue Service Force W-8BEN-E or successor applicable form, and such other properly completed and executed documentation, agreements, or certifications as would permit the Reinsurer to receive payments hereunder without withholding or at a reduced rate of withholding and whose delivery would not materially prejudice the legal or commercial position of the Reinsurer.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE VIII

NOTICES AND REPORTS

Section 8.01 Extension Notice. To elect an Extension Event, the Ceding Insurer must provide an Extension Notice to the Reinsurer and the Indenture Trustee on or prior the Extension Determination Date preceding the earliest of the Scheduled Termination Date, the Optional Termination Date and the Early Termination Date. Once elected, an Extension Event shall remain in place until the Final Extended Termination Date unless such Extension Event is terminated pursuant to the terms of this Reinsurance Agreement.

Section 8.02 Early Termination Notice. The Ceding Insurer shall have the right to give notice of early termination of this Reinsurance Agreement to the Reinsurer substantially in the form attached hereto as Exhibit E (“Early Termination Notice”), which will cause an Early Termination Event I, an Early Termination Event II, an Early Termination Event IV, an Early Termination Event V or an Early Termination Event VI, as applicable.

Section 8.03 Reset Agent Failure Event. In the event of any Reset Agent Failure Event, the Reinsurer shall promptly notify the Ceding Insurer of such failure and shall use its best efforts to appoint a substitute Reset Agent in accordance with the terms of the Reset Agent Agreement. Such notice shall be substantially in the form attached hereto as Exhibit G. Upon the receipt of the notification of a Reset Failure and a substitute Reset Agent, then, if requested in such notice, the Ceding Insurer shall promptly notify the Reinsurer whether the proposed substitute Reset Agent is satisfactory to the Ceding Insurer and, if so, confirm that the proposed substitute Reset Agent is not affiliated with the Ceding Insurer. Such notice shall be substantially in the form attached hereto as Exhibit H.

Section 8.04 Claims Reviewer Failure Event. In the event of any Claims Reviewer Failure Event, the Reinsurer shall promptly notify the Ceding Insurer of such failure and shall use its best efforts to appoint a substitute Claims Reviewer in accordance with the terms of the Claims Reviewer Agreement. Such notice shall be substantially in the form attached hereto as Exhibit N. Upon the receipt of the notification of a Claims Reviewer Failure Event and a substitute Claims Reviewer, then, if requested in such notice, the Ceding Insurer shall promptly notify the Reinsurer whether the proposed substitute Claims Reviewer is satisfactory to the Ceding Insurer and, if so, confirm that the proposed substitute Claims Reviewer is not affiliated with the Ceding Insurer. Such notice shall be substantially in the form attached hereto as Exhibit O.

Section 8.05 Manager Failure Event. In the event of Manager Failure Event, the Reinsurer shall promptly notify the Ceding Insurer of such failure and shall use its best efforts to appoint a substitute Manager in accordance with the terms of the Management Agreement. Such notice shall be substantially in the form attached hereto as Exhibit P. Upon the receipt of the notification of a Manager Failure Event and a substitute Manager, then, if requested in such notice, the Ceding Insurer shall promptly notify the Reinsurer whether the proposed substitute Manager is satisfactory to the Ceding Insurer and, if so, confirm that the proposed substitute Manager is not affiliated with the Ceding Insurer. Such notice shall be substantially in the form attached hereto as Exhibit Q.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Section 8.06 Ceding Insurer Loss Report. The Ceding Insurer will provide a monthly report (each, a “Ceding Insurer Loss Report”) as of the end of each calendar month commencing after the occurrence of the first Covered Event for which the Ceding Insurer determines that the Ultimate Net Loss (including Paid Losses, 30-Day Amount and Loss Reserves (excluding the 30-Day Amount)) is equal to or greater than 50% of the applicable Attachment Level for such Annual Risk Period and continuing to (i) the final payment of the Loss Payment Amount for all Covered Events for which Proof of Loss Claims have been submitted, (ii) the Termination Date or (iii) the Ceding Insurer determines a future Loss Payment Amount is unlikely for any relevant Covered Events. The Ceding Insurer will deliver to the Reinsurer and the Indenture Trustee a Ceding Insurer Loss Report within fifteen (15) calendar days after the end of each applicable month for which a report is due containing the following information: (a) Paid Losses, 30-Day Amount and estimated Loss Reserves (as determined by the Ceding Insurer) for each Covered Event as of the last day of the applicable calendar month; and (b) the estimated Loss Payment Amount calculated using the items provided in clause (a) for each Covered Event.

Section 8.07 Event Notice. The Ceding Insurer may give one or more written notices to the Reinsurer, the Indenture Trustee, the Claims Reviewer and the Loss Reserve Specialist of the occurrence of one or more Covered Events, and, if accompanied by a Proof of Loss Claim, may request therein that the Claims Reviewer provide a Notice of Loss Payment Amount with respect to one or more Covered Events. Each such notice (an “Event Notice”) shall be substantially in the form attached hereto as Exhibit K. An Event Notice may include a Proof of Loss Claim.

Section 8.08 Reduced Interest Event, Reduced Interest Event Termination. A Reduced Interest Event for a Covered Event will occur upon receipt of (i) an Event Notice by the Reinsurer and the Indenture Trustee and (ii) a Reduced Interest Event Certificate by the Reinsurer, the Indenture Trustee and the Claims Reviewer, each sent by the Ceding Insurer and advising of an Estimated Reduced Interest Event Amount in respect of such Covered Event. After the occurrence of a Reduced Interest Event, the Outstanding Risk Limit and Outstanding Reduced Interest Event Limit shall be adjusted accordingly in respect of the applicable Payment Date. No Reduced Interest Event will be effective prior to the first anniversary of the Effective Date or during the Extension Period; however, during the Extension Period, True-Up Interest Amounts, if any, will continue to be calculated in respect of prior Premium Payment Periods for which a Reduced Interest Event was in effect. There may be multiple non-concurrent Reduced Interest Events with respect to the Notes. A Reduced Interest Event will have no effect on the Reinsurer’s obligations with respect to any Covered Events, whenever occurring, and will not reduce the Outstanding Limit.

Section 8.09 Reduced Extension Spread Limit Statement. No less than five (5) Business Days prior to each Extension Determination Date, the Ceding Insurer shall deliver a statement, (each, a “Reduced Extension Spread Limit Statement”) to the Reinsurer (with a copy to the Indenture Trustee) specifying (i) the Reduced Extension Spread Limit and (ii) the Remaining Extension Spread Limit to be used in connection with the succeeding Accrual Period. The Reduced Extension Spread Limit Statement shall constitute Available Information.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Section 8.10 Copies of Reports and Notices. So long as the Outstanding Limit is greater than zero, the Reinsurer shall promptly deliver, or cause to be delivered, to the Ceding Insurer copies of all reports and written notices given or received by the Reinsurer under the Basic Documents (including Available Information), except for reports and written notices given or received under this Reinsurance Agreement.

ARTICLE IX

OFFSET

Section 9.01 Offset. Neither the Ceding Insurer nor the Reinsurer shall have the right to offset any balance or balances, on account of premiums or on account of a Covered Event, due from one party to the other under this Reinsurance Agreement, against any balance or balances due and payable to one party from the other whether under this Reinsurance Agreement, any other reinsurance agreement or otherwise.

ARTICLE X

REINSURANCE TRUST ACCOUNT

Section 10.01 Establishment of Reinsurance Trust Account. On or before the Effective Date, the Reinsurer shall enter into a trust agreement substantially in the form attached hereto as Exhibit I (“Reinsurance Trust Agreement”) and establish a trust account (“Reinsurance Trust Account”) with the Reinsurance Trustee for the benefit of the SIC, as beneficiary on behalf of itself and of the companies constituting the Ceding Insurer. To the extent that an applicable insurance regulatory authority determines that the terms of this Reinsurance Agreement or the Reinsurance Trust Agreement are insufficient to permit each of the companies constituting the Ceding Insurer to take full credit on its respective statutory financial statements for the reinsurance provided by this Reinsurance Agreement, the Reinsurer agrees to take such reasonable action that is acceptable to the Ceding Insurer and all applicable insurance regulatory authorities as is reasonably required for such entity to obtain full statutory accounting credit on its respective statutory financial statements, provided that such action is consistent with the terms of the Indenture and the Reinsurance Trust Agreement.

Section 10.02 Transfers to Reinsurance Trust Account. On the Effective Date, the Reinsurer shall irrevocably deposit all of the gross proceeds from the sale of the Notes into the Reinsurance Trust Account. Funds in the Reinsurance Trust Account shall be invested in Permitted Investments pursuant to the Reinsurance Trust Agreement.

Section 10.03 Title of Assets in Reinsurance Trust Account. The Reinsurer shall execute, prior to depositing assets with the Reinsurance Trustee, assignments, endorsements in blank, or transfer legal title to the Reinsurance Trustee of all shares, obligations or any other assets requiring assignments, in order that the Reinsurance Trustee, may whenever necessary transfer, assign or negotiate any such assets without consent or signature from the Reinsurer or any other Person.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Section 10.04 Income. The Reinsurer shall be entitled to all dividends, interest, earned discount and other income resulting from the investment of the assets, including Permitted Investments Yield, in the Reinsurance Trust Account. On the Business Day prior to each Payment Date, the Reinsurance Trustee will transfer any income received in respect of the Permitted Investments not previously transferred to the Indenture Trustee on behalf of the Reinsurer. The Indenture Trustee will use such amounts to make payments under the Indenture in respect of interest on the Notes.

Section 10.05 Withdrawal from Reinsurance Trust Account. (a) The assets held in the Reinsurance Trust Account will be available to satisfy any obligations of the Reinsurer to the Ceding Insurer under this Reinsurance Agreement, without diminution because of the insolvency of the Ceding Insurer or the Reinsurer.

(b) The Reinsurer and the Ceding Insurer agree that the assets in the Reinsurance Trust Account may be withdrawn by the Ceding Insurer at any time, notwithstanding any other provisions in this Reinsurance Agreement and shall be utilized and applied by the Ceding Insurer or its successor by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Ceding Insurer, without diminution because of insolvency on the part of the Ceding Insurer or the Reinsurer, only for the following purposes:

(i) to pay or reimburse the Ceding Insurer for any Reinsurer Payments payable by the Reinsurer to the Ceding Insurer under this Reinsurance Agreement or for unearned premiums due to the Ceding Insurer, if not otherwise paid by the Reinsurer in accordance with the terms of this Reinsurance Agreement;

(ii) to make payment to the Reinsurer of any amounts held in the Reinsurance Trust Account that exceed the greater of (A) 100% of the actual amount required to fund the Reinsurer’s maximum potential obligation to the Ceding Insurer with respect to the Outstanding Limit in effect under this Reinsurance Agreement after reductions for any payments previously made by the Reinsurer under this Reinsurance Agreement or (B) 102% of the Reinsurer’s entire Obligations to the Ceding Insurer due, owing and unsatisfied under this Reinsurance Agreement; or

(iii) where the Ceding Insurer has received notification of termination of the Reinsurance Trust Account and where the Reinsurer’s entire Obligation with respect to the Outstanding Limit in effect under this Reinsurance Agreement remains unliquidated and non-discharged ten (10) calendar days prior to such termination date, to withdraw amounts equal to such unliquidated and any non-discharged Obligation and deposit such amounts in a separate account, in the name of the Ceding Insurer, in any United States bank or trust company, apart from its general assets, in trust for the uses and purposes specified in (i) and (ii) above as may remain executory after such withdrawal and for any period after such termination date and subject to all of the same terms and conditions set forth in the Reinsurance Trust Agreement.

“Obligation” shall mean obligations in accordance with any credit-for-reinsurance laws and regulations applicable to each of the companies comprising the Ceding Insurer.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Section 10.06 Return of Assets. In the event that the Ceding Insurer withdraws assets from the Reinsurance Trust Account for the purposes set forth in Section 10.05(b)(i) in excess of actual amounts required to meet the Reinsurer’s obligations to the Ceding Insurer, or in excess of amounts determined to be due under Section 10.05(b)(ii) (in each case, a “Ceding Insurer Additional Withdrawal”), the Ceding Insurer shall promptly pay the Ceding Insurer Additional Withdrawal Return Amount relating to such Ceding Insurer Additional Withdrawal to the Reinsurer (which hereby directs such payment to be made to the Reinsurance Trust Account). If the Ceding Insurer fails to return such excess, the Ceding Insurer will be required to pay the Reinsurer, on the last Business Day of each month, interest on such excess amounts not yet returned at a per annum rate equal to the Prime Rate and calculated by the Ceding Insurer on the basis of the actual number of days elapsed in the applicable period and a 360-day year comprised of twelve 30-day months (“Ceding Insurer Additional Withdrawal Interest”), until such excess amounts are returned and any interest owed thereon is paid. The Ceding Insurer shall notify the Reinsurer on the date of any such payment that it has made such payment, stating the amount thereof.

ARTICLE XI

RESET

Section 11.01 Reset Agent Agreement. The Reinsurer shall enter into the Reset Agent Agreement with the Reset Agent pursuant to which the Reset Agent will perform certain analyses and calculations using Updated Data, the applicable Stated Reinsurance, the Loss Adjustment Expense Factor and the Escrow Models, as described in the Reset Agent Agreement.

Section 11.02 Updated Data and Updated Stated Reinsurance. In connection with the second Annual Risk Period and the third Annual Risk Period, the Ceding Insurer shall provide to the Reset Agent on or prior to each Reset Calculation Date, the applicable Updated Data in conformity with the Data Criteria. After the submission of an Event Notice, the Ceding Insurer shall be required to provide the applicable Updated Data, in conformity with the Data Criteria, to the Reset Agent. In connection with the second Annual Risk Period and the third Annual Risk Period, the Ceding Insurer may provide to the Reset Agent on or prior to each Reset Calculation Date, the applicable Updated Stated Reinsurance, if any.

Section 11.03 Data Review and Reset Procedures. The Reinsurer shall cause the Reset Agent, upon receipt of the Updated Data by the Reset Agent, to perform the Data Review and Reset Procedures. Pursuant to the Reset Agent Agreement, the Reset Agent must document the Data Review and Reset Procedures, along with options to be used in the analysis. The Reinsurer shall cause the Reset Agent to provide the Ceding Insurer with a notice as to whether the Updated Data meet the Data Criteria within ten (10) Business Days following receipt by the Reset Agent of such data. The Ceding Insurer agrees to cooperate with the Reset as set forth the Reset Agent Agreement.

Section 11.04 Reset Calculations. (a) No later than the applicable Reset Calculation Date, the Ceding Insurer will provide to the Reset Agent the applicable Updated Data and the applicable Updated Stated Reinsurance and the Reset Agent will reset (each, a “Reset”) the Attachment Level, the Exhaustion Level and the Insurance Percentage, effective as of the Reset Date using the applicable Updated Data, the Loss Adjustment Expense Factor, the Escrow Models and the applicable Updated Stated Reinsurance. The Reset Agent will also compute the Average Annual Loss using the applicable Updated Data for such Annual Risk Period.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(b) No later than May 1, 2025 in connection with the second Annual Risk Period and May 1, 2026 in connection with the third Annual Risk Period, the Ceding Insurer may elect, by notice substantially similar to the form attached hereto as Exhibit T (“Variable Reset Notice”) to the Reset Agent, to update (“Variable Reset”) (i) the Attachment Level (“Updated Attachment Level”) to an amount that must be greater than or equal to the Minimum Attachment Level and (ii) the Exhaustion Level (“Updated Exhaustion Level”) to an amount as selected by the Ceding Insurer; provided, that the Layer’s modeled one-year expected loss (when using the Updated Attachment Level) must be less than or equal to the Maximum Expected Loss and greater than or equal to the Minimum Expected Loss. If the Ceding Insurer makes such election to update the Attachment Level and Exhaustion Level, the Reset Agent will perform a Risk Spread Calculation. The Reset Agent shall also compute an updated annual expected loss (rounded to the nearest 1/100th of 1.00%) using the Updated Attachment Level and the Updated Exhaustion Level (“Updated Modeled Annual Expected Loss”). If the Ceding Insurer makes no such election, the Updated Attachment Level and the Updated Exhaustion Level shall be set to the Preliminary Updated Attachment Level and the Preliminary Updated Exhaustion Level and the Reset Agent will not perform a Risk Spread Calculation.

Section 11.05 Substitute Reset. (a) If a Reset Agent Failure Event occurs and a Replacement Reset Agent cannot be identified within forty-five (45) calendar days from the termination of the Reset Agent Agreement, the Ceding Insurer may at its option elect to trigger an Early Termination Event II or may alternatively update (a “Substitute Reset”) the Attachment Level, the Exhaustion Level and the Insurance Percentage as follows and will deliver to the Reinsurer, the Indenture Trustee and the Claims Reviewer a notice similar to the form attached hereto as Exhibit U (“Substitute Reset Notice”) setting out such calculations:

(i) the Updated Attachment Level will be calculated by dividing the total insured value of the applicable Updated Data by the total insured value of the Initial Data or the Updated Data used by the Reset Agent for the last successfully conducted Reset, as applicable, and multiplying the resulting quotient by the Attachment Level in effect prior to such Substitute Reset;

(ii) the Updated Exhaustion Level will increase or decrease by the same U.S. dollar amount that the Updated Attachment Level increased or decreased; and

(iii) the Updated Insurance Percentage will be the percentage derived from dividing the Outstanding Limit (after giving effect to any adjustment to the Outstanding Limit on the Payment Date immediately preceding the Reset Date) by the Layer; provided, that such Updated Insurance Percentage will not be greater than 100%.

The Claims Reviewer will perform specified arithmetical procedures to agree that the Substitute Reset has been calculated in accordance with the foregoing formula. If the Claims Reviewer fails to timely perform such arithmetical procedures, then the Ceding Insurer will be entitled to have the Substitute Reset take effect by providing written notice thereof to the Reinsurer.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(b) The Substitute Reset will be effective as a Reset for all purposes under this Reinsurance Agreement, except that the Ceding Insurer reserves the right to trigger an Early Termination Event in respect of such Reset Agent Failure Event.

Section 11.06 Reset Report. The Reinsurer shall cause the Reset Agent to deliver, or shall cause to be delivered, the reset report (“Reset Report”) pursuant to the Reset Agent Agreement, and any other report or notice delivered thereunder, to the Reinsurer, the Indenture Trustee, the Ceding Insurer, the Claims Reviewer and, if applicable, the Loss Reserve Specialist, no later than three (3) Business Days prior to the applicable Reset Date.

Section 11.07 Duplicate Escrow Models. The Reset Agent will retain a copy of each Escrow Models certified by the Reset Agent to be a duplicate version that is identical to the Escrow Models deposited with the Escrow Agent. The Reset Agent may use such certified copy of the Escrow Models to perform any services required. In any such instance, such certified copy of each such Escrow Models will be deemed to be such Escrow Models.

Section 11.08 Growth Limitation Factor Calculation Report. Upon receipt by the Reset Agent of an Event Notice from the Ceding Insurer and, within fifteen (15) Business Days after the submission of such Event Notice, the applicable data meeting the Data Criteria from the Ceding Insurer required to calculate the Average Annual Loss for such Covered Event, the Reinsurer shall cause the Reset Agent to calculate the Growth Limitation Factor and deliver a Growth Limitation Factor Calculation Report to the Reinsurer and the Ceding Insurer.

Section 11.09 Substitute Actual Growth Factor. If a Reset Agent Failure Event occurs and a Replacement Reset Agent cannot be identified within forty-five (45) days, in case of a Covered Event the Ceding Insurer shall calculate the Substitute Actual Growth Factor. Pursuant to the Claims Reviewer Agreement, the Claims Reviewer is required to perform agreed-upon arithmetical procedures to verify that the Substitute Actual Growth Factor has been calculated in accordance with the definition thereof, but will not perform such procedures in connection with an Extension Reduced Interest Event. If the Claims Reviewer does not perform such procedures within the time period set forth therefor in the Claims Reviewer Agreement, the Ceding Insurer’s Substitute Actual Growth Factor shall be final and binding on the Reinsurer and the Ceding Insurer for all purposes under this Reinsurance Agreement.

ARTICLE XII

COMMUTATION

Section 12.01 Commutation. (a) On or after the Early Termination Date (provided that this Reinsurance Agreement is extended pursuant to an Extension Event) or the Scheduled Termination Date, as applicable, the Ceding Insurer may elect to settle all remaining claims and obligations solely with respect to a Covered Event under this Reinsurance Agreement (a “Partial Commutation”), provided, that (i) at least eighteen (18) months have elapsed since the Date of Loss of such Covered Event and (ii) the Paid Claims Rate is at least 95% for such Covered Event. Following a Partial Commutation no further Loss Payment Amount will be owed to the Ceding Insurer for such Covered Event. Such Partial Commutation shall occur on the “Partial Commutation Date”, which is the first Payment Date (i) at least ten (10) Business Days from the

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

date of election thereof or (ii) when this Reinsurance Agreement is terminated in full on the Final Extended Termination Date. On the Partial Commutation Date, the Reinsurer and the Ceding Insurer will settle all remaining claims and obligations under this Reinsurance Agreement with respect to the relevant Covered Event by the Reinsurer paying and the Ceding Insurer accepting all payments due to the Ceding Insurer under this Reinsurance Agreement (less any amounts previously paid under this Reinsurance Agreement), which settlement shall include payment of any Loss Reserves, subject to (a) the Claims Procedures being performed by the Claims Reviewer with respect to Paid Losses and (b) the amount of any Loss Reserves included in such settlement being assessed for reasonableness by the Loss Reserve Specialist and, if deemed to be unreasonable by the Loss Reserve Specialist, the Loss Reserves shall be equal to the lesser of (i) the amount of Loss Reserves claimed by the Ceding Insurer in the Proof of Loss Claim delivered with respect to the Partial Commutation Date and (ii) the amount that represents the reasonable best estimate of Loss Reserves by the Loss Reserve Specialist. The Outstanding Limit shall be reduced by the amount of such Partial Commutation as of the Partial Commutation Date.

(b) The parties shall effect a commutation of this Reinsurance Agreement in its entirety (“Full Commutation”) on the Termination Date (the “Full Commutation Date”). On the Full Commutation Date, (i) the Ceding Insurer shall pay to the Reinsurer all amounts owing and unpaid under Article VII in respect of the Premium Payment Period ended on or prior to the Full Commutation Date and (ii) the Reinsurer shall pay to the Ceding Insurer any Reinsurer Payment due on such Full Commutation Date.

ARTICLE XIII

TRUE-UP INTEREST AMOUNT

Section 13.01 True-Up Interest Amount. The True-Up Interest Amount will be calculated only upon the final Commutation and termination of this Reinsurance Agreement in its entirety and paid on the Termination Date. No later than thirty-two (32) Business Days prior to the Termination Date, the Ceding Insurer shall deliver to the Reinsurer, the Indenture Trustee, the Claims Reviewer and the Loss Reserve Specialist a True-Up Interest Amount Certificate (the “True-Up Interest Amount Certificate”) substantially in the form attached hereto as Exhibit M. The True-Up Interest Amount Certificate will be subjected to the Claims Procedures by the Claims Reviewer. The Claims Reviewer will deliver to the Reinsurer, the Indenture Trustee and the Ceding Insurer a report (“True-Up Interest Amount Report”) in respect of its review of a True-Up Interest Amount Certificate on a date that is no later than five (5) Business Days prior to the Termination Date.

ARTICLE XIV

DEFAULT

Section 14.01 Termination Following an Event of Default. Unless a Ceding Insurer Default is cured within five (5) Business Days of its occurrence, such Ceding Insurer Default shall constitute an “Event of Default,” which shall result in an Early Termination Event III. Within one (1) Business Day following the occurrence of a Ceding Insurer Default, the Reinsurer shall send to the Ceding Insurer a notice substantially in the form attached hereto as Exhibit J, provided that a failure by the Reinsurer to give such notice within such timeframe shall not prejudice the effectiveness of a notice subsequently given by the Reinsurer.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE XV

ACCESS TO BOOKS AND RECORDS

Section 15.01 Ceding Insurer’s Records. The Reinsurer, the Claims Reviewer, the Loss Reserve Specialist or their designated representatives may at any mutually agreeable time audit, inspect and make copies of the Ceding Insurer’s books, records and documents which pertain in any way to this Reinsurance Agreement. It is agreed that the Reinsurer’s right of the audit and inspection shall continue as long as either party hereto has a claim against the other arising out of this Reinsurance Agreement.

Section 15.02 Confidentiality. (a) The Reinsurer agrees on behalf of itself and any representatives, agents, employees, or independent contractors that any information and records of the Ceding Insurer which they access or are provided with pursuant to this ARTICLE XV or any other Basic Document shall be treated as confidential and shall not be used or further disclosed (whether directly or indirectly) to any Person for any purpose other than as necessary for the administration or enforcement of this Reinsurance Agreement. The restrictions as outlined in this ARTICLE XV shall not apply to communication or disclosures that the Reinsurer is required to make to its accountants, actuaries and auditors, outside legal counsel, or disclosures required upon subpoena or other duly-issued order of a court or other governmental agency or regulatory authority.

(b) The Reinsurer shall require the Claims Reviewer, the Loss Reserve Specialist, and any other independent contractors of the Reinsurer that have access to the Ceding Insurer’s information and records, to maintain the confidentiality of such information and records and shall make the Ceding Insurer a third party beneficiary of such obligation to maintain confidentiality, subject to exceptions substantially the same as the exceptions under the Claims Reviewer Agreement and the Loss Reserve Specialist Agreement.

(c) The Reinsurer shall not authorize any such Person or entity to disclose any such information or records and shall enforce its respective confidentiality agreements with those Persons or entities.

Section 15.03 Reinsurer’s Records. The Ceding Insurer at all times shall have the right to inspect the books and records of the Reinsurer which relate to this Reinsurance Agreement. This right shall survive the termination of this Reinsurance Agreement.

Section 15.04 Disclosure of Tax Structure. Notwithstanding anything herein to the contrary, the obligations of confidentiality contained herein, as they relate to the transactions contemplated by this Reinsurance Agreement, shall not apply to the U.S. federal tax structure or tax treatment of the transactions contemplated by this Reinsurance Agreement and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons and entities, without limitation of any kind, the U.S. federal, state or local tax structure and tax treatment of the transactions contemplated by this Reinsurance Agreement. The preceding

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

sentence is intended to cause the transactions contemplated by this Reinsurance Agreement not to be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the United States Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose.

ARTICLE XVI

MEDIATION AND ARBITRATION

Section 16.01 Mediation. If a dispute between the Reinsurer and the Ceding Insurer, arising out of the provisions of this Reinsurance Agreement or concerning its interpretation or validity and whether arising before or after termination of this Reinsurance Agreement has not been settled through negotiation, both parties agree to try in good faith to settle such dispute by nonbinding mediation, before resorting to arbitration.

Section 16.02 Arbitration. (a) Any dispute arising out of the interpretation, performance or breach of this Reinsurance Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators in New York, New York. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested. The Ceding Insurer and the Reinsurer each hereby agree to become a party to any arbitration proceeding brought pursuant to this Reinsurance Agreement (the Ceding Insurer, and the Reinsurer, the “Arbitration Parties”).

(b) One arbitrator shall be chosen by each Arbitration Party and such chosen arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall also preside at the hearing. If either Arbitration Party fails to appoint its arbitrator within thirty (30) calendar days after being requested to do so by the other party, the arbitrator who has been appointed, after ten (10) calendar days’ prior notice by certified or registered mail of its intention to do so, may choose the second arbitrator.

(c) The arbitrators shall be persons, who are former insurance or reinsurance executives, knowledgeable about insurance and reinsurance who have no personal or financial interest in the result of the arbitration. If a member of the panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue.

(d) Within thirty (30) calendar days after all arbitrators have been appointed, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules of hearings.

(e) The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Notwithstanding anything to the contrary in this Reinsurance Agreement, the arbitrators may at their discretion, consider underwriting and placement information provided by the Ceding Insurer to the Reinsurer, as well as any correspondence exchanged by the Arbitration Parties that is related to this Reinsurance Agreement. The arbitration shall take place in such place as the Arbitration Parties shall agree. The decision of the three arbitrators shall be in writing and shall be final and binding as to the Arbitration Parties and all issues in common under this Reinsurance Agreement. The panel is empowered to grant interim relief as it may deem appropriate.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(f) The panel shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible after the hearings. Judgment upon an award may be entered in any court having jurisdiction thereof.

(g) Each Arbitration Party shall bear the expense of its own arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.

ARTICLE XVII

GOVERNING LAW AND JURISDICTION

Section 17.01 Governing Law. This Reinsurance Agreement shall be governed by and construed in accordance with the laws of the State of New York, including General Obligations Law § 5-1401, but otherwise without regard to conflicts of law principles.

Section 17.02 Jurisdiction. Without limiting the applicability of Section 16.01 and Section 16.02, with respect to any suit, action or proceeding relating to this Reinsurance Agreement, each party hereto irrevocably:

(a) submits to the exclusive jurisdiction of any federal or New York State court located in New York City, Borough of Manhattan;

(b) waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding brought in any such court, waives any claim that such proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have any jurisdiction over such party;

(c) waives any claim to punitive, exemplary or multiplied damages from the other; and

(d) waives any right to trial by jury.

Section 17.03 Service of Process. The Reinsurer hereby appoints C T Corporation System, 28 Liberty Street, New York, New York 10005, as its agent for service of process in New York (the “Reinsurer’s Agent”) upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the other party or any beneficiary hereunder arising out of this Reinsurance Agreement, and the Reinsurer’s Agent is authorized and directed to accept such service of process on behalf of the Reinsurer and, upon the request of the Reinsurer, to give a written undertaking to the Reinsurer that it will enter a general appearance upon the Reinsurer’s behalf in the event such a suit shall be instituted.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

ARTICLE XVIII

COVENANTS OF REINSURER AND CEDING INSURER

Section 18.01 Amendment of Indenture. The Reinsurer has entered into the Indenture with the Indenture Trustee, a copy of which has been provided to the Ceding Insurer. The Reinsurer shall not amend, supplement or modify Section 10.1 of the Indenture, any provision of the Indenture that subjects a provision of the Indenture to Section 10.1 of the Indenture, any other provision of the Indenture in any way that could have a material adverse effect on the Ceding Insurer in connection with its rights or obligations hereunder or any provision of the Indenture that requires the consent of Ceding Insurer, without the prior written consent of the Ceding Insurer.

Section 18.02 Covenant by the Reinsurer. The Reinsurer shall comply with all covenants in the Basic Documents as in effect on the date hereof, and as may be amended from time to time.

Section 18.03 Enforcement of Rights. The Reinsurer shall, in consultation with the Ceding Insurer and at its own expense, promptly take all such lawful action as will be necessary to:

(a) protect and enforce its rights against any third party under or in connection with the Basic Documents (excluding this Reinsurance Agreement);

(b) compel or secure the performance and observance by the other parties to the Basic Documents of each of their obligations to the Reinsurer under or in connection with any of the Basic Documents (excluding this Reinsurance Agreement); and

(c) exercise any and all rights, remedies, powers and privileges lawfully available to the Reinsurer under or in connection with any Basic Documents (excluding this Reinsurance Agreement).

Section 18.04 Extinguishment of Obligations. Notwithstanding anything to the contrary in this Reinsurance Agreement, all obligations of and any claims against the Reinsurer hereunder shall be will be limited recourse obligations of the Reinsurer payable solely from the Reinsurance Trust Account, and all such obligations and claims shall be extinguished and shall not thereafter revive in the event that, at any time, the assets in the Reinsurance Trust Account are exhausted. The Ceding Insurer shall have no further claim thereafter against the Reinsurer, its directors, officers or shareholders for any shortfall in the Collateral (as defined in the Indenture). The Ceding Insurer shall only have recourse to the Reinsurance Trust Account for satisfaction of the Reinsurer’s obligations hereunder. The proceeds of the issuance of the Reinsurer’s ordinary shares ($1.00) and any assets in the Expense Account (as defined in the Indenture), and any interest income earned on such excluded amounts, shall not form part of the assets available to satisfy the Reinsurer’s obligations hereunder. The provisions of this Section 18.04 shall survive the termination of this Reinsurance Agreement.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Section 18.05 Non-Petition. The Ceding Insurer, by entering into this Reinsurance Agreement, hereby covenants and agrees that it will not at any time institute against the Reinsurer, or join in any institution against the Reinsurer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal, United States state or non-United States bankruptcy or foreign law (including under Part IV A of the Bermuda Conveyancing Act 1983) in connection with any obligations hereunder until the expiration of one year (or, if longer, the applicable preference period under any applicable bankruptcy or similar law) and one day from the date on which all notes under any series issued pursuant to the Indenture are no longer outstanding. The provisions of this Section 18.05 shall survive the termination of this Reinsurance Agreement.

ARTICLE XIX

INSOLVENCY

(a) This Article shall apply severally to each company included in the definition of “Ceding Insurer”. Further, this Article and the laws of the applicable domiciliary state shall apply in the event of the insolvency of any company covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company covered hereunder, that domiciliary state’s laws shall prevail.

(b) In the event of the insolvency of the Ceding Insurer, this reinsurance (or the portion of any risk or obligation assumed by the Reinsurer, if required by applicable law) shall be payable directly to the Ceding Insurer, or to its liquidator, receiver, conservator or statutory successor, either: (1) on the basis of the liability of the Ceding Insurer, or (2) on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Ceding Insurer or because the liquidator, receiver, conservator or statutory successor of the Ceding Insurer has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Ceding Insurer shall give written notice to the Reinsurer of the pendency of a claim against the Ceding Insurer that might become a liability on the part of the Reinsurer under this Reinsurance Agreement within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Ceding Insurer or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Ceding Insurer as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Ceding Insurer solely as a result of the defense undertaken by the Reinsurer.

ARTICLE XX

MISCELLANEOUS

Section 20.01 Liability of Officers, Directors, Members, Agents and Employees. (a) No liability shall attach in favor of the Reinsurer against any officer, director, member, agent or employee of the Ceding Insurer but the Reinsurer shall look solely to the assets of the Ceding Insurer for satisfaction of this Reinsurance Agreement.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(b) No liability shall attach in favor of the Ceding Insurer against any officer, director, member, agent or employee of the Reinsurer but the Ceding Insurer shall look solely to the assets of the Reinsurer for satisfaction of this Reinsurance Agreement.

Section 20.02 Integration. This Reinsurance Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior negotiations, commitments, agreements and understandings, both written and oral, between the parties or either of them with respect to the subject matter hereof.

Section 20.03 Assignment; Third Party Beneficiaries. (a) Neither this Reinsurance Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party hereto (including by operation of law) without the prior written consent of the other party.

(b) The Ceding Insurer hereby consents to the Reinsurer’s assignment to the Indenture Trustee pursuant to the Indenture of all the Reinsurer’s rights, title, interest and benefit in, to and under this Reinsurance Agreement for the benefit of the holders of the Notes as collateral for the Reinsurer’s obligations under the Notes. For the avoidance of doubt, no provision of this Reinsurance Agreement will impose any liability on the Ceding Insurer to any holders of the Notes, at law, in equity or otherwise.

(c) Subject to Section 20.03(b), nothing in this Reinsurance Agreement is intended to confer any rights or remedies under or by reason of this Reinsurance Agreement on any Persons other than the parties hereto and their respective successors and assigns.

Section 20.04 Amendment. The parties hereto shall not permit any amendments or modifications to this Reinsurance Agreement or agree to voluntary termination of this Reinsurance Agreement, except as otherwise permitted under this Reinsurance Agreement.

Section 20.05 Other Reinsurance. The Ceding Insurer shall be permitted to carry reinsurance in addition to the Stated Reinsurance (including, but not limited to, inter-company reinsurance), recoveries under which shall inure solely to the benefit of the Ceding Insurer and be entirely disregarded in applying all of the provisions of this Agreement, including determining the Ultimate Net Loss (other than with respect to any Stated Reinsurance, which shall be determined on a deemed basis, whether or not collectable).

Section 20.06 Errors and Omissions. Any inadvertent act, delay, omission or error by either party will not relieve the other party of any liability which would have attached under this Reinsurance Agreement, provided that such act, delay, omission or error shall not impose any greater liability on the Reinsurer than would have attached hereunder if such act, delay, omission or error had not occurred, and is rectified promptly or reasonably upon discovery by the responsible party.

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

Section 20.07 Notice. Any written notice required to be provided under this Reinsurance Agreement, including, but not limited to, any Extension Notice or Early Termination Notice, shall be effective if provided by facsimile transmission, email transmission with a Portable Document Format (PDF) attachment or by physical delivery to:

(a)	if to the Reinsurer, to:

Purple Re Ltd.

c/o Marsh Management Services (Bermuda) Ltd.

7 Par-la-Ville Road

Hamilton HM11

Telephone: [***]

Facsimile: [***]

Email: [***]

(b)	if to the Ceding Insurer, to:

Slide Insurance Company

4221 W Boy Scout Blvd, Suite 200

Tampa

FL 33607

Attention: Jesse Schalk, President and CFO of Slide Insurance Holdings

Telephone: [***]

Email: [***]

(c)	if to the Indenture Trustee, to:

The Bank of New York Mellon

240 Greenwich Street, Floor 7E

New York, New York 10286

Attention: Corporate Trust, Structured Finance – Purple Re 2024-1

Telephone: [***]

Email: [***]

(d)	if to the Claims Reviewer, to:

Towers Watson (Bermuda) Ltd.

Wellesley House, 2nd Floor

90 Pitts Bay Road

Pembroke, HM 08

Bermuda

Attention: ICT – Purple Re Cat Bond 2024-1

Telephone No.: [***]

Email: [***]

with a copy to:

Willis Towers Watson

51 Lime Street

London EC3M 7DQ

United Kingdom

Attention: Legal Department

Email: [***]

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(e)	if to the Reset Agent, to:

AIR Worldwide Corporation

Lafayette City Center

Two Avenue de Lafayette, 2nd Floor

Boston, Massachusetts 02111

U.S.A.

Attention: Manager, Consulting Services

Telephone No.: [***]

Facsimile No.: [***]

Email: [***]

or to such other address or individual person as each party may designate for itself by like notice.

Section 20.08 Payment Instruction.

(a) All payments to the Ceding Insurer under this Reinsurance Agreement shall, if payable directly to the Ceding Insurer, be made via wire transfer to the following account:

Bank:       Regions Bank

ABA#:        [***]

SWIFT/BIC:     [***]

Account Number:   [***]

Reference:     Slide Insurance Company Operating Account

(b) All payments to the Reinsurer under this Reinsurance Agreement set forth in Sections 7.01(a), 7.01(b) and 7.01(c) shall be made to the Reinsurer via wire transfer to the following account:

Bank: The Bank of New York Mellon

Swift/BIC: [***]

Account: [***]

FFC: BIC Code: [***]

Attention: Corporate Trust

For Further credit to: Acct [***]

Reference: Purple Re 2024 1 Cl A Note Payment

(c) All payments to the Reinsurer under this Reinsurance Agreement set forth in Section 7.02 shall be made to the Reinsurer via wire transfer to the following account:

Correspondent Bank: The Bank of New York Mellon

BIC: [***]

Account: [***]

Beneficiary Bank: The Bank of N.T. Butterfield & Son Limited, Bermuda

BIC: [***]

Beneficiary Account Number: [***]

Beneficiary Name: Purple Re Ltd.

Beneficiary Address: Power House, 7 Par-la-Ville Road, Hamilton HM11, Bermuda

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

(d) All payments to the Reinsurer under this Reinsurance Agreement set forth in Section 7.01(c) and Section 10.06 shall be made to the Reinsurer via wire transfer to the following account:

Bank: The Bank of New York Mellon

ABA: [***]

Swift/BIC: [***]

For Further credit to: Acct #[***]

Reference: Purple Re 2024 1 Cl A Reins Trust

Section 20.09 Currency. Where the word “Dollars” and/or the sign “$” appear in this Reinsurance Agreement, they shall mean United States dollars. All amounts due to either party hereunder shall be payable in United States currency.

Section 20.10 Exhibits and Schedules. A party may use, provide or take an action referenced by any Exhibit or Schedule in substantially the form provided and as modified, amended, replaced or supplemented to cure any ambiguity or error or to incorporate additional information as may be provided. For avoidance of doubt, changes to captions, printing format, pagination and changes to addresses (provided that the change of address provisions of the applicable notice sections are followed) will not cause any such exhibit or schedule to fail to be in substantially the form provided.

Section 20.11 Survival. All obligations, representations, and warrantees made in this Reinsurance Agreement shall survive the termination of this Reinsurance Agreement and shall continue in force and effect until all obligations of the parties hereunder have been discharged in full.

Section 20.12 Severability. If any provision (or portion of a provision) of this Reinsurance Agreement shall be held to be invalid, illegal, or unenforceable according to the laws, regulations, or public policy of any jurisdiction, the validity, legality, and enforceability of the remaining provisions (and such portions of provisions) shall in no way be affected or impaired thereby, and such invalidity, illegality, or unenforceability of such provision (or such portion of a provision) in such jurisdiction shall not affect the validity, legality, or enforceability of such provision (or such portion of a provision) in any other jurisdiction.

Section 20.13 Counterparts. This Reinsurance Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterparty of a signature page of this Reinsurance Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Reinsurance Agreement.

[Remainder of page intentionally blank. Signature page follows.]

Portions of this exhibit (indicated by asterisks) have been omitted because the registrant has determined that the information is not material and is of the type that the registrant treats as private or confidential.

IN WITNESS WHEREOF, the parties hereto have caused this Reinsurance Agreement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first written above.

PURPLE RE LTD.

By:	/s/ Nicolas Plianthos
Name: Nicolas Plianthos
Title: Director

SLIDE INSURANCE COMPANY

By:	/s/ Matt Larson
Name: Matt Larson
Title: SVP